                                                       EXHIBIT 10.33
                                                       -------------









                             USD 130,000,000.00


               AMENDED AND RESTATED CREDIT FACILITY AGREEMENT


                                Provided By

              CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH
                                    and
                    DEN NORSKE BANK AS, NEW YORK BRANCH


                                     to


                           ENSCO OFFSHORE COMPANY
                                    and
                        ENSCO OFFSHORE U.K. LIMITED

                       Dated as of September 27, 1995



                             TABLE OF CONTENTS


Section 1.   Definitions  . . . . . . . . . . . . . . . . . . . . . .    2
      1.1    Certain Definitions  . . . . . . . . . . . . . . . . . .    2
      1.2    Accounting Terms . . . . . . . . . . . . . . . . . . . .   18

Section 2.   Facility A . . . . . . . . . . . . . . . . . . . . . . .   18
      2.1    Reducing Revolving Credit  . . . . . . . . . . . . . . .   18
      2.2    The Facility A Note  . . . . . . . . . . . . . . . . . .   19

Section 3.   Facility B . . . . . . . . . . . . . . . . . . . . . . .   19
      3.1    Reducing Revolving Credit  . . . . . . . . . . . . . . .   19
      3.2    The Facility B Note  . . . . . . . . . . . . . . . . . .   20
      3.3    Change in Currency of Facility B Loan. . . . . . . . . .   20
      3.4    Guaranty of Facility B . . . . . . . . . . . . . . . . .   21

Section 4.   Manner of Drawdown . . . . . . . . . . . . . . . . . . .   24
      4.1    Manner of Drawdown . . . . . . . . . . . . . . . . . . .   24
      4.2    Disbursement of Funds  . . . . . . . . . . . . . . . . .   24
      4.3    Failure to Borrow; Delay . . . . . . . . . . . . . . . .   25
      4.4    Outstanding Advances . . . . . . . . . . . . . . . . . .   25

Section 5.   Interest . . . . . . . . . . . . . . . . . . . . . . . .   25
      5.1    Rate of Interest . . . . . . . . . . . . . . . . . . . .   25
      5.2    Payment of Interest  . . . . . . . . . . . . . . . . . .   26
      5.3    Overdue Payment of Principal and Interest  . . . . . . .   26

Section 6.   Loan Payments and Reduction of Commitments . . . . . . .   26
      6.1    Payments on Non-Business Days  . . . . . . . . . . . . .   26
      6.2    Commitment Reduction and Loan Repayment  . . . . . . . .   26
      6.3    Voluntary Prepayments  . . . . . . . . . . . . . . . . .   27
      6.4    Voluntary Reduction of Commitments.  . . . . . . . . . .   28
      6.5    Mandatory Reduction of Commitments . . . . . . . . . . .   29
      6.6    Method and Place of Payment  . . . . . . . . . . . . . .   31
      6.7    Net Payments . . . . . . . . . . . . . . . . . . . . . .   31
      6.8    Rights of Set-off  . . . . . . . . . . . . . . . . . . .   32
      6.9    Changes in Circumstances . . . . . . . . . . . . . . . .   33
      6.10   Unavailability of Dollars or Pounds  . . . . . . . . . .   36

Section 7.   Security . . . . . . . . . . . . . . . . . . . . . . . .   38
      7.1    Mortgages  . . . . . . . . . . . . . . . . . . . . . . .   38
      7.2    Assignments  . . . . . . . . . . . . . . . . . . . . . .   38
      7.3    Pledge . . . . . . . . . . . . . . . . . . . . . . . . .   38
      7.4    ENSCO Guaranty . . . . . . . . . . . . . . . . . . . . .   38
      7.5    Floating Charge  . . . . . . . . . . . . . . . . . . . .   38
      7.6    Collateral Substitution  . . . . . . . . . . . . . . . .   38
      7.7    Further Assurances . . . . . . . . . . . . . . . . . . .   39



Section 8.   Conditions Precedent . . . . . . . . . . . . . . . . . .   39
      8.1    Documents Required as Conditions Precedent to the
             Drawdown of the First Advance  . . . . . . . . . . . . .   39
      8.2    Additional Conditions Precedent to Subsequent Advances .   43
      8.3    Waiver of Conditions Precedent . . . . . . . . . . . . .   44

Section 9.   Fees and Expenses  . . . . . . . . . . . . . . . . . . .   44
      9.1    Fees . . . . . . . . . . . . . . . . . . . . . . . . . .   44
      9.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . .   44

Section 10.  Representations and Warranties of Borrowers  . . . . . .   45
      10.1   Due Incorporation, Qualification, Etc. . . . . . . . . .   45
      10.2   Capacity . . . . . . . . . . . . . . . . . . . . . . . .   46
      10.3   Authority and Enforceability . . . . . . . . . . . . . .   46
      10.4   Governmental Approvals . . . . . . . . . . . . . . . . .   46
      10.5   Compliance with Other Instruments  . . . . . . . . . . .   47
      10.6   Financial Statements . . . . . . . . . . . . . . . . . .   47
      10.7   Material Adverse Events  . . . . . . . . . . . . . . . .   48
      10.8   Litigation, Etc. . . . . . . . . . . . . . . . . . . . .   48
      10.9   Principal Place of Business  . . . . . . . . . . . . . .   49
      10.10  Patent and Other Rights  . . . . . . . . . . . . . . . .   49
      10.11  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .   49
      10.12  Employee Retirement Income Security Act of 1974  . . . .   50
      10.13  Investment Company Act of 1940 . . . . . . . . . . . . .   50
      10.14  Subsidiaries . . . . . . . . . . . . . . . . . . . . . .   50
      10.15  Environmental Compliance . . . . . . . . . . . . . . . .   50
      10.16  Unencumbered Rigs  . . . . . . . . . . . . . . . . . . .   52

Section 11.  Affirmative Covenants of Borrowers . . . . . . . . . . .   52
      11.1   Financial Statements and Reports and Inspection  . . . .   52
      11.2   Insurance  . . . . . . . . . . . . . . . . . . . . . . .   55
      11.3   Other Debt . . . . . . . . . . . . . . . . . . . . . . .   55
      11.4   Maintenance of Existence; Conduct of Business  . . . . .   56
      11.5   Financial Records  . . . . . . . . . . . . . . . . . . .   56
      11.6   Maintenance of Rigs  . . . . . . . . . . . . . . . . . .   56
      11.7   Environmental Compliance . . . . . . . . . . . . . . . .   56
      11.8   Environmental Notifications  . . . . . . . . . . . . . .   57
      11.9   Environmental Indemnification  . . . . . . . . . . . . .   58
      11.10  Drilling Contracts . . . . . . . . . . . . . . . . . . .   60
      11.11  Interest Rate Hedging Indemnity  . . . . . . . . . . . .   61

Section 12.  Negative Covenants of Borrowers  . . . . . . . . . . . .   61
      12.1   Liens  . . . . . . . . . . . . . . . . . . . . . . . . .   61
      12.2   Line of Business . . . . . . . . . . . . . . . . . . . .   62
      12.3   Consolidation, Merger, Etc.  . . . . . . . . . . . . . .   62
      12.4   Modification of Agreements . . . . . . . . . . . . . . .   63
      12.5   Indebtedness . . . . . . . . . . . . . . . . . . . . . .   63
      12.6   Reportable Event . . . . . . . . . . . . . . . . . . . .   64
      12.7   Change of Legal Structure  . . . . . . . . . . . . . . .   64
      12.8   Change of Place of Business  . . . . . . . . . . . . . .   64
      12.9   Management of Rigs . . . . . . . . . . . . . . . . . . .   64
      12.10  Subsidiaries . . . . . . . . . . . . . . . . . . . . . .   64
      12.11  Charter of Rigs  . . . . . . . . . . . . . . . . . . . .   65
      12.12  Modifications to Rigs  . . . . . . . . . . . . . . . . .   65
      12.13  Sale of Rigs, Etc. . . . . . . . . . . . . . . . . . . .   65



      12.14  Fixed Charge Coverage Ratio  . . . . . . . . . . . . . .   66
      12.15  Compliance with Federal Reserve Board Regulations  . . .   66
      12.16  Loans and Investments  . . . . . . . . . . . . . . . . .   67

Section 13.  Events of Default  . . . . . . . . . . . . . . . . . . .   67
      13.1   Events of Default  . . . . . . . . . . . . . . . . . . .   67

Section 14.  Minimum Value, Evaluation and Additional Security  . . .   72
      14.1   Minimum Value  . . . . . . . . . . . . . . . . . . . . .   72
      14.2   Evaluation . . . . . . . . . . . . . . . . . . . . . . .   72
      14.3   Failure to Maintain Minimum Value  . . . . . . . . . . .   73

Section 15.  Rights and Duties of the Agents and the Banks  . . . . .   73
      15.1   Obligations Several  . . . . . . . . . . . . . . . . . .   73
      15.2   Appointment and Duties of Agents . . . . . . . . . . . .   74
      15.3   Discretion and Liability of Agents . . . . . . . . . . .   75
      15.4   Event of Default . . . . . . . . . . . . . . . . . . . .   76
      15.5   Consultation . . . . . . . . . . . . . . . . . . . . . .   77
      15.6   Communications to and from Agents  . . . . . . . . . . .   77
      15.7   Limitations of Agency  . . . . . . . . . . . . . . . . .   77
      15.8   No Representations or Warranty . . . . . . . . . . . . .   78
      15.9   Bank Credit Decision . . . . . . . . . . . . . . . . . .   78
      15.10  Indemnity  . . . . . . . . . . . . . . . . . . . . . . .   79
      15.11  Resignation  . . . . . . . . . . . . . . . . . . . . . .   79
      15.12  Distribution . . . . . . . . . . . . . . . . . . . . . .   80
      15.13  Limitation of Suits  . . . . . . . . . . . . . . . . . .   80
      15.14  Withholding Taxes  . . . . . . . . . . . . . . . . . . .   81

Section 16.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . .   82
      16.1   Entire Agreement . . . . . . . . . . . . . . . . . . . .   82
      16.2   No Waiver  . . . . . . . . . . . . . . . . . . . . . . .   83
      16.3   Survival . . . . . . . . . . . . . . . . . . . . . . . .   83
      16.4   Notices  . . . . . . . . . . . . . . . . . . . . . . . .   83
      16.5   Termination  . . . . . . . . . . . . . . . . . . . . . .   85
      16.6   Severability of Provisions . . . . . . . . . . . . . . .   85
      16.7   Successors and Assigns . . . . . . . . . . . . . . . . .   85
      16.8   Assignment and Participation . . . . . . . . . . . . . .   85
      16.9   Counterparts . . . . . . . . . . . . . . . . . . . . . .   89
      16.10  Jurisdiction . . . . . . . . . . . . . . . . . . . . . .   90
      16.11  Choice of Law  . . . . . . . . . . . . . . . . . . . . .   90
      16.12  Waiver of Jury Trial . . . . . . . . . . . . . . . . . .   91
      16.13  Amendment and Waiver . . . . . . . . . . . . . . . . . .   91
      16.14  No Oral Agreements . . . . . . . . . . . . . . . . . . .   91
      16.15  Headings, Etc. . . . . . . . . . . . . . . . . . . . . .   91
      16.16  Confidentiality  . . . . . . . . . . . . . . . . . . . .   91
      16.17  Controlling Agreement  . . . . . . . . . . . . . . . . .   92



Schedule 1     Bank Commitments
Schedule 2     Rigs
Schedule 3     Unencumbered Rigs

Exhibits
     A-1  -    Form of Facility A Note
     A-2  -    Form of Facility B Note
     B    -    Form of Amended and Restated ENSCO Guaranty
     C    -    Form of Request for Borrowing
     D    -    Form of Assignment and Acceptance Agreement



               AMENDED AND RESTATED CREDIT FACILITY AGREEMENT



          THIS AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, dated as of September 27, 1995, among ENSCO OFFSHORE COMPANY, a corporation organized and existing under the laws of the State of Delaware ("ENSCO Offshore"), ENSCO OFFSHORE U.K. LIMITED, a corporation organized and existing under the laws of England ("ENSCO U.K.", collectively the "Borrowers" and individually a "Borrower"), CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, a Norwegian bank, DEN NORSKE BANK AS, NEW YORK BRANCH, a Norwegian bank, and such other financial institutions which shall become parties to this agreement pursuant to Section 16.8 below, (the "Banks") with CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH and DEN NORSKE BANK AS, NEW YORK BRANCH as Agents for the Banks (collectively the "Agents" and individually an "Agent") and CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, as Administrative Agent.

                            W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Facility Agreement dated as of December 15, 1993, as amended as of November 1, 1994, (as so amended, the "Original Credit Agreement"), the Banks named in the Original Credit
Agreement agreed to provide funding to the Borrowers in the aggregate principal amount of up to USD 100,000,000; and

     WHEREAS, the Borrowers and the Banks named herein wish to restate the Original Credit Agreement in order to change certain of the Banks party to the Original Credit Agreement, increase the amount of the Original Credit Agreement, change the Credit Facility provided by the Credit Agreement to two reducing revolving facilities and amend certain other terms and covenants of the Original Credit Agreement.

     NOW, THEREFORE, in consideration of the above recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend and restate the Original Credit Agreement as follows:

Section 1.  DEFINITIONS.

          1.1   Certain Definitions.   As used herein,  the following terms
shall have the following respective meanings:

          "Administrative Agent" means Christiania Bank og Kreditkasse, New York Branch in the performance of its duties pursuant to Section 15.2(b) of this Agreement.

          "Advance" means a loan by the Banks to the Borrowers under Facility A or Facility B.

          "Agreement" means this Amended and Restated Credit Facility Agreement and all future amendments and supplements, if any, hereto.

          "Assignments" means the Assignment of Insurances on the Rigs and the Assignment of Drilling Contract Revenues and Earnings of the Rigs dated December 17, 1993.


          "Breakage Cost" means any amount reasonably necessary to compensate any Bank for costs or expenses incurred by such Bank in connection with the payment or acceleration of the Loan, in whole or in part, whether voluntarily or involuntarily, on a date which is not the last date of the then applicable Interest Period for the portion of the Loan being paid, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties (calculated in the aggregate for all of the Banks, "Breakage Costs").

          "Business Day" means any day on which commercial banks are open for business in Dallas, Texas, New York, New York and London, England.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one
(1) year from the date of acquisition, (ii) time deposits (including Eurodollar time deposits) and certificates of deposit of any Bank or any bank meeting the qualifications specified in clause (iv) below with maturities of not more than 90 days from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) entered into with any Bank or any bank meeting the qualifications specified in clause
(iv) below or with any of Goldman Sachs & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, Salomon Brothers Incorporated, Morgan Stanley & Co. Incorporated, Smith Barney Shearson and the First Boston Corporation, (iv) commercial paper issued by the parent corporation of any Bank or any commercial bank of recognized international standing having capital and surplus in excess of USD 500,000,000 and commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investor Services, Inc., and in each case maturing within 90 days after the date of acquisition, (v) remarketed certificates of participation issued through a Bank or any bank meeting the qualifications specified in clause (iv) above rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investor Services, Inc. and maturing within 90 days after the date of acquisition, and (vi) investments by the Borrowers in the American Advantage Money Market Fund (Institutional Class) or money market funds offered by Texas Commerce Bank, Fidelity Investments and Lehman Brothers or other similar money market funds approved in writing by the Agents in an aggregate amount not to exceed USD 20,000,000 at any time; provided that the investment guidelines for such funds have not changed in any material respect from those in effect on the date of this Agreement or the date of approval, as the case may be.

          "Commitments" means a maximum of USD 130,000,000 and "Commitment" means each Bank's portion of the Commitments as indicated on Schedule 1 to this Agreement as both may be reduced from time to time pursuant to the provisions of this Agreement.

          "Commitment Reduction Dates" means the twelve (12) consecutive semi-annual dates commencing on April 18, 1996 and each October 18 and April 18 thereafter through and including the Maturity Date.

          "Controlled Group" means a "controlled group of corporations" as defined in Section 1563(a) of the Internal Revenue Code of 1986, as amended, determined without regard to Section 1563(a)(4) and (e)(3)(C) of such Code, of which the Borrowers are a part.



          "Credit Facility" means the aggregate amount of Advances made hereunder and the aggregate amount of the unused but still available portion of the Commitments.

          "Current Assets" means those assets of the ENSCO Consolidated Group which would in accordance with GAAP be classified as current assets of a corporation conducting a business the same as or similar to the businesses of the ENSCO Consolidated Group but excluding the current assets of ENSCO Drilling (Caribbean) Inc.

          "Current Liabilities" means Indebtedness of the ENSCO Consolidated Group which would in accordance with GAAP be classified as current liabilities of a corporation conducting a business the same as or similar to the business of the ENSCO Consolidated Group but excluding the current liabilities of ENSCO (Caribbean) Inc.

          "Dollars" and the sign "USD" mean lawful money of the United States of America.

          "Drawdown Date" means the date upon which an Advance is made.

          "ENSCO" means ENSCO International Incorporated, a corporation organized and existing under the laws of the State of Delaware.

          "ENSCO  Consolidated  Group"  means  ENSCO,  the  Borrowers,  the
Subsidiaries,  and   all  of  their  affiliates  and  direct  and  indirect
subsidiaries which are consolidated for financial reporting purposes.

          "ENSCO Guaranty" means the joint and several guaranty of ENSCO and Penrod, Inc., a corporation organized and existing under the laws of the State of Delaware dated as of December 17, 1993, as amended as of November 1, 1994 and as further amended and restated substantially in the form of Exhibit B attached hereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default" means each of the Events of Default described in Section 14 hereof.

          "Facility A" means the reducing revolving loan facility described in Section 2 of this Agreement.

          "Facility B" means the reducing revolving loan facility described in Section 3 of this Agreement.

          "Facility A Note" means the amended and restated promissory note of the Borrowers substantially in the form of Exhibit A-1 attached hereto evidencing the Borrowers' obligations under Facility A of this Agreement, and all renewals, extensions, rearrangements and replacements thereof.

          "Facility B Note" means the amended and restated promissory note of ENSCO U.K. substantially in the form of Exhibit A-2 attached hereto evidencing ENSCO U.K.'s obligations under Facility B of this Agreement, and all renewals, extensions, rearrangements and replacements thereof.



          "Facility A Commitments" means USD 80,000,000 and "Facility A Commitment" means each Bank's portion of the Facility A Commitments as indicated on Schedule 1 to this Agreement.

          "Facility B Commitments" means USD 50,000,000 and "Facility B Commitment" means each Bank's portion of the Facility B Commitments as indicated on Schedule 1 to this Agreement.

          "Fixed Charge Coverage Ratio" means as of the close of any fiscal quarter the ratio of: (A) the sum of (i) Operating Cash Flow for the preceding four consecutive quarters (taken as one accounting period) plus
(ii) an amount equal to 50% of the freely available cash and freely available Cash Equivalents of the ENSCO Consolidated Group above the minimum cash requirement set forth in Section 8(k) of the ENSCO Guaranty, such amount calculated at the last day of the period referred to in (i) above, divided by, (B) the projected interest payments of the Borrowers scheduled to take place during a period of four consecutive quarters commencing at the end of the period for which (A) above has been calculated.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

          "Governmental Agency" means any government or any state, department or other political subdivision thereof or governmental body, agency, authority, department or commission (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by the foregoing.

          "Guarantors" means ENSCO and Penrod, Inc.

          "Hazardous Substances" means petroleum and used oil, or any other pollutant or contaminant, hazardous, dangerous or toxic waste, substance or material as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq. (hereinafter called "CERCLA"); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 6901, et seq. (hereinafter called "RCRA"); the Toxic Substances Control Act, as amended, 15 U.S.C. Sec. 2601, et seq. (hereinafter called "TSCA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq. (hereinafter called "HMTA"); the Oil Pollution Act of 1990, Pub.L. No. 101-380, 104 Stat. 484 (1990)
(hereinafter called "OPA"); or any other statute, law, ordinance, code or regulation of any Governmental Agency relating to or imposing liability or standards of conduct concerning the use, production, generation, treatment, storage, recycling, handling, transportation, release, threatened release or disposal of any waste, substance or material, currently in effect or at any time hereafter adopted.

          "Indebtedness" of either Borrower or either Guarantor means all items of indebtedness which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of a balance sheet of such Borrower or Guarantor, as of the date as of which indebtedness is to be determined and shall also include all indebtedness and liabilities of others assumed or guaranteed by either Borrower or either Guarantor or in



respect of which either Borrower or either Guarantor is secondarily or contingently liable (other than by endorsement of instruments in the course of collection and performance guarantees and similar transactions entered into in the ordinary course of business) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise but shall exclude deferred taxes.

          "Interest Coverage Ratio" means, as of the close of any fiscal quarter, the ratio of the ENSCO Consolidated Group's Cash Flow Available for Interest to Interest for the preceding four consecutive quarters. For purposes of this definition, Cash Flow Available for Interest shall mean the sum of (i) net income from operations of the ENSCO Consolidated Group for such period, excluding any non-recurring or extraordinary items of income or expense (including, but not limited to income or losses from the sale of assets) plus (ii) Interest of the ENSCO Consolidated Group during such period deducted in the determination of such net income, plus (iii)
all income taxes for such period to the extent deducted in the determination of the ENSCO Consolidated Group's net income, plus (iv) to the extent deducted in the calculation of the ENSCO's Consolidated Group's net income for such period, depreciation and amortization expense and other non-cash items of expense (including any such expense resulting from any required accounting change), minus (v) to the extent included in the calculation of the ENSCO Consolidated Group's net income for such period, any non-cash items of income (including any such income resulting from any required accounting change), all determined for the ENSCO Consolidated Group in accordance with GAAP. For purposes of this definition, Interest shall mean the interest expense on all of the ENSCO Consolidated Group's Indebtedness.

          "Interest Payment Date" means, with respect to any Advance, the last Business Day of each Interest Period for such Advance, and in the case of any Interest Period of more than six months, the six-month anniversaries of the commencement of such Interest Period.

          "Interest Period" means with respect to any Advance each period selected by the Borrowers for which the rate of interest on such Advance is fixed, being for the first Interest Period, the period commencing on the first Drawdown Date and ending on October 18, 1995 and thereafter being the period commencing on the date of the Advance or the date of the expiration of the preceding Interest Period for such Advance and ending on the corresponding day in the calendar month selected by the Borrowers which is one (1) month, three (3) months or six (6) months later or, if such month has no numerical corresponding day, on the last Business Day of such month as notified by the Borrowers by written notice to the Administrative Agent before 3:00 p.m. New York time four (4) Business Days prior to the beginning of the relevant Interest Period, provided (v) if no such notice shall be given, such Interest Period shall be six (6) months, subject to the other provisions of this definition, (w) if the last day of any such Interest Period is not a Business Day, then such Interest Period shall end on the next succeeding Business Day, subject to Section 6.1 hereof, (x) if any Interest Period determined hereunder would extend beyond the Maturity
Date, such Interest Period shall end on the Maturity Date, (y) the Borrowers may not select an Interest Period of one (1) month more than four
(4) times during any twelve (12) month period and (z) the Borrowers may request an Interest Period other than as expressed above including, without limitation, a period longer than six (6) months but the granting of any


such request shall be in the sole discretion of the Banks. For purposes of determining the number of times the Borrowers may select an Interest Period of one (1) month, a selection which affects two Facilities but which involves periods which begin and end on the same date shall be considered as one selection.

          "Interest Rate Hedging Instruments" means any interest rate swaps or other hedging instruments entered into between the Borrowers or the Guarantor and either of the Agents for the purpose of hedging any of the interest rate risk under this Agreement.

          "LIBOR" means in respect of any Interest Period the rate of interest per annum at which deposits in U.S. dollars, or in the case of any Advance under Facility B outstanding in Pounds, deposits in Pounds, are offered to major banks in the London interbank market at approximately 11:00 a.m. (London time), as reported by the Telerate System page 3750 or such other page as may replace such page 3750 on such system (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) for the purpose of reporting London Interbank Offered Rates of major banks under the heading for British Bankers Association Interest Settlement Rates in the column designated "USD" (U.S. Dollar), or in the case of any Advance under Facility B outstanding in Pounds, in the column designated "GBP" (British Pounds), two (2) Business Days before the first day of an Interest Period. In the event that LIBOR interest rates are not reported on the Telerate System or such reported rates are not applicable to the selected Interest Period, the Administrative Agent shall notify the Borrowers and upon such notification, LIBOR shall mean in respect of any Interest Period the rate of interest per annum (rounded upwards, if necessary, to the nearest one sixteenth of one percent) at which the Agents are able to acquire funds in Dollars, or in the case of any Advance under Facility B outstanding in Pounds, in Pounds, equal to the outstanding amount of the Advance for which the rate is to be determined for the duration of the relevant Interest Period in the London Interbank Eurocurrency Market at or about 11:00 a.m. London time on the second Business Day prior to the commencement of the relevant Interest Period for value on the first day of such Interest Period, or at such time in any alternative market for such funds available to the Agents, as notified by the Agents to the Borrowers, such notification, absent manifest error, to be conclusive. Provided, however, that in the case of LIBOR determined for any Advance in Pounds, there shall be added any reserve asset cost imposed by any Governmental Agency against Pound deposits with respect to such Advance in Pounds or extensions of credit which include such Advance in Pounds, as determined by the Agents with notice to the Borrowers, such notice, absent manifest error, to be conclusive.

          "Loan"  means  the  principal  amounts  advanced  by  the   Banks
hereunder and outstanding.

          "Loan  Documents"  means  this  Agreement,  the  Mortgages,   the
Assignments,  the Pledge, the ENSCO  Guaranty, the Trust  Indenture and the
Notes.

          "Majority Banks" means, at any time, and for any specific purpose, Banks holding at least 70% in aggregate principal amount of the Loan, or if no Advance has been made, Banks having 70% of the total Commitments; provided, however, that both Agents must be part of the group constituting the Majority Banks.



          "Margin" means the percentage per annum determined as follows:

               MARGIN DETERMINATION RATIO              MARGIN
               --------------------------              ------
               Equal to or less than .25 to 1           1.25%

               Equal to or less than .35 to 1
               but greater than .25 to 1                1.50%

               Greater than .35 to 1                    1.75%


The Margin shall be adjusted quarterly based on the above formula, the financial statements provided to the Administrative Agent by the Borrowers pursuant to Section 11.1(a) of this Agreement and the Borrowers' calculation of the Margin based on such financial statements. Any change in the Margin shall become effective as to any Advances then outstanding three (3) Business days after the receipt by the Administrative Agent of the above mentioned financial statements and the acceptance of the Borrowers' Margin calculation by the Agents.

          "Margin Determination Ratio" means the ratio of Total Debts less unsecured indebtedness for borrowed money of the ENSCO Consolidated Group that has no scheduled principal repayments prior to the Maturity Date to Total Assets.

          "Material adverse effect" or "materially adversely affected" means, unless specified otherwise, to affect in a material manner the ability of the Borrowers to perform their obligations under this Agreement or the ability of the Guarantors to perform their obligations under the ENSCO Guaranty.

          "Maturity Date" means October 18, 2001.

          "Mortgages" means the U.S. First Preferred Fleet Mortgage (the "U.S. Mortgage") on the U.S. flag Rigs and the Bahamian Statutory Mortgages and Deed of Covenants dated December 17, 1993 ( the"Bahamian Deed of Covenants") on the Bahamian flag Rigs, in form and substance satisfactory to the Banks as amended by the Mortgage Amendments.

          "Mortgage Amendments" means the amendments to the U.S. Mortgage and the Bahamian Deed of Covenants, in form and substance satisfactory to the Banks.

          "Net Working Capital" means the excess of Current Assets over Current Liabilities.

          "Notes" means the Facility A Note and the Facility B Note.

          "Obligations"  means and  includes  all  loans, advances,  debts,
liabilities,  obligations,  letters  of  credit  or  any  other   financial
accommodations, howsoever arising, owing by the Borrowers to the Banks of every kind and description (whether or not for the payment of money); direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement, the Notes and the other Loan Documents, including, without limitation, all


interest and other expenses that the Borrowers are obligated to pay thereunder.

          "Operating Cash Flow" means for any period, the sum of (i) net income from operations of the Borrowers for such period, excluding any non-recurring or extraordinary items of income or expense (including, but not limited to income or losses from the sale of assets) plus (ii) interest expense of the Borrowers during such period deducted in the determination of such net income, plus (iii) all income taxes for such period to the extent deducted in the determination of the Borrowers' net income, plus
(iv) to the extent deducted in the calculation of the Borrowers' net income for such period, depreciation and amortization expense and other non-cash items of expense (including any such expense resulting from any required accounting change), minus (v) to the extent included in the calculation of the Borrowers' net income for such period, any non-cash items of income (including any such income resulting from any required accounting change), all determined for the Borrowers in accordance with GAAP.

          "Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, Governmental Agency or any other entity other than the Borrowers and whether acting in an individual, fiduciary or other capacity.

          "Plan" means any employee pension benefit plan subject to Title IV of ERISA and maintained by the Borrowers or any member of a Controlled Group, or any such plan, to which the Borrowers or any member of a Controlled Group is required to contribute on behalf of any of its employees.

          "Pledge" means the pledge of all of the issued and outstanding shares of ENSCO Offshore by Penrod, Inc. in favor of the Trustee dated December 17, 1993.

          "Pounds" and the sign [L] mean lawful money of the United Kingdom of Great Britain and Northern Ireland.

          "Reportable Event" means a reportable event as defined in Section 4043 of ERISA (29 U.S.C. Section 1343), except events for which the notice provision has been waived by the Pension Benefit Guaranty Corporation.

          "Request for Borrowing" means each request for borrowing given by the Borrowers pursuant to Section 4.1(c) hereof, substantially in the form attached hereto as Exhibit C.

          "Rigs" means the fifteen (15) U.S. flag drilling rigs and the three (3) Bahamian flag drilling rigs listed on Schedule 2 attached hereto.

          "Subsidiaries" means Platan Financial Corporation, a Cayman Islands corporation and any additional companies formed pursuant to Section
12.10 below.

          "Total Assets" means the value of all the assets of the ENSCO Consolidated Group on a consolidated basis using book value except that the
Rigs  shall be included  in such valuation  at their fair  market values as
determined  pursuant to  Section 14.2  of this  Agreement.   However, there
shall be excluded from such calculation (A) the assets of any company in the ENSCO Consolidated Group which (y) has indebtedness for borrowed money



which is non-recourse as to any other member of the ENSCO Consolidated Group and which (z) is neither (i) a Borrower nor (ii) a company with direct or indirect ownership of either Borrower and (B) any note receivable held by a member of the ENSCO Consolidated Group from the type of company referred to in (A) above or any non-consolidating affiliate of ENSCO which is financed on a non-recourse basis.

     "Total Debts" means all indebtedness of the ENSCO Consolidated Group on a consolidated basis including, but not limited to, obligations under long term charters, capital leasing obligations, guaranties of indebtedness, contingent liabilities and subordinated debt, all according to GAAP. However, there shall be excluded from such calculation (A) ENSCO's preferred stock or dividends thereon as permitted by Section 8(h) of the Guaranty, (B) indebtedness which is non-recourse as to any other member of the ENSCO Consolidated Group so long as such member is neither
(i) a Borrower nor (ii) a company with direct or indirect ownership of either Borrower, and (C) deferred taxes of the ENSCO Consolidated Group.

          "Trust Indenture" means the trust indenture between the Borrowers and the Trustee dated as of December 17, 1993.

          "Trustee" means Bankers Trust Company in its capacity as trustee for the Banks pursuant to the Trust Indenture.

          "Unencumbered Rigs" means the two (2) U.S. flag drilling rigs and the three (3) Bahamian flag drilling rigs listed on Schedule 3 attached hereto.

          1.2 ACCOUNTING TERMS. Except as expressly stated herein, all accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in preparation of the consolidated financial statements of ENSCO referred to in Section 11.1 hereof.

Section 2.  FACILITY A.

          2.1 REDUCING REVOLVING CREDIT. (a) Upon the terms and subject to the conditions herein set forth, each Bank agrees, from time to time prior to the Maturity Date, to make its share of an Advance or Advances to the Borrowers in the aggregate not to exceed at any time USD 80,000,000.

          (b) Within the USD 80,000,000 limit referred to above and subject to the reduction requirements of Section 6.2(a) and 6.2(b) below, the Borrowers may borrow and prepay such Advances pursuant to Section 6.3 below and reborrow under Section 2.1(a).

          (c) All Advances under Facility A shall be in a minimum amount of USD 5,000,000 or if greater, in integral multiples of USD 1,000,000 or, in any event, the remaining availability under Facility A.

          2.2   THE FACILITY A NOTE.   The joint and  several obligation of
the Borrowers to pay the principal of, and interest on, all amounts outstanding under Facility A shall be evidenced by the Facility A Note.



Section 3.  FACILITY B.

          3.1 REDUCING REVOLVING CREDIT. (a) Upon the terms and subject to the conditions herein set forth, each Bank agrees, from time to time prior to the Maturity Date, to make its share of an Advance or Advances to ENSCO U.K. in Pounds or in Dollars as requested by ENSCO U.K. in the aggregate not to exceed at any time USD 50,000,000 or its equivalent in Pounds.

          (b) Within the USD 50,000,000 limit referred to above or its equivalent in Pounds and subject to the reduction requirements of Section 6.2(a) and (b) and Section 6.4(d) below, ENSCO U.K. may borrow and prepay such Advances pursuant to Section 6.3 below and reborrow under Section 3.1(a).

          (c) All Advances under Facility B shall be in a minimum amount of USD 5,000,000 (or its equivalent in Pounds) or if greater, in integral multiples of USD 1,000,000 (or its equivalent in Pounds) or, in any event, the remaining availability under Facility B.

          3.2  THE FACILITY B NOTE.   The obligation of  ENSCO U.K. to  pay
the principal of, and interest on, all amounts outstanding under Facility B shall be evidenced by the Facility B Note.

          3.3  CHANGE IN CURRENCY OF FACILITY B LOAN.

          (a) On any Interest Payment Date, should ENSCO U.K. desire to convert all or a portion of any Facility B Advance to another currency, ENSCO U.K. may, upon delivery to the Administrative Agent of an irrevocable Request for Borrowing at least four (4) Business Days prior to the relevant Interest Payment Date, repay all amounts outstanding under any or all Facility B Advances and reborrow, in Dollars or Pounds or a combination thereof, as requested by ENSCO U.K., an aggregate amount equal to the Commitment under Facility B, with any Pound Advances being counted against the Facility B Commitments on the basis of the currency exchange rate in effect at 11:00 a.m., London time, two (2) Business Days prior to the relevant Interest Payment Date; provided, however, that any payments to be made or received under this Section 3.3(a) shall be netted against each other, with the Administrative Agent's determination of such net amounts, absent manifest error, to be conclusive.

          (b) If, at the end of any Interest Period, or in the case of any Interest Period of greater than six (6) months, six (6) months after the commencement of such Interest Period, as a result of changes in currency exchange rates, the amount outstanding under Facility B is greater than the Facility B Commitments at such time, ENSCO U.K. shall make an immediate payment to the Administrative Agent of an amount in Dollars or Pounds, as the case may be, sufficient to reduce the outstanding amount under Facility B to the amount of the Facility B Commitments, plus any Breakage Costs.

          (c)   In the absence of any notice from the Borrowers pursuant to
Section 3.3(a) above, ENSCO U.K. shall be deemed to have requested that the Facility B Advances continue in the currencies they are denominated in for the then current Interest Period.


          3.4  GUARANTY OF FACILITY B.

          (a) ENSCO Offshore hereby guarantees the payment by ENSCO U.K. of all amounts due by ENSCO U.K. under Facility B of this Credit Agreement and the Facility B Note (the obligations of ENSCO U.K. under Facility B of this Credit Agreement and the Facility B Note are hereinafter referred to as the "Facility B Obligations") and agrees in addition to pay any and all expenses incurred by the Agents or the Banks in enforcing any of their rights under this Section 3.4.

          (b) ENSCO Offshore hereby guarantees that the Facility B Obligations will be paid strictly in accordance with the terms of this Agreement and the Facility B Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents or the Banks with respect thereto. The liability of ENSCO Offshore under this Section 3.4 shall be absolute, unconditional and irrevocable irrespective of:

               (i) any lack of validity or enforceability of this Section 3.4, the Facility B Loan, the Facility B Note or any other agreement or instrument entered into between the Borrowers, the Banks or the Agents;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility B Obligations, or any other amendment or waiver of or any consent to departure from Section 3 of this Agreement or the Facility B Note;

             (iii) any circumstance which might otherwise constitute a defense available to, or a discharge of, ENSCO U.K. in respect of the Facility B Obligations or ENSCO Offshore in respect of this Section 3.4.

          (c) the guaranty contained in this Section 3.4 is a guaranty of payment and not of collection and the Agents shall not be required to make any demand upon, or exhaust their remedies against, ENSCO U.K. before requiring ENSCO Offshore to pay under this guaranty.

          (d) The guaranty contained in this Section 3.4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Facility B Obligations is rescinded or must otherwise be returned by the Agents or the Banks upon the insolvency, bankruptcy or reorganization of ENSCO U.K. or otherwise, all as though such payment had not been made.

          (e) ENSCO Offshore hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Facility B Obligations and the guaranty contained in this Section 3.4 and any requirement that the Trustee, the Agents or the Banks exhaust any right or take any action against ENSCO U.K. or any other person or entity or any collateral.

          (f) ENSCO Offshore will not exercise any rights which it may acquire by way of subrogation under the guaranty contained in this Section
3.4, by any payment made hereunder or otherwise, until all the Facility B Obligations shall have been paid in full. If any amount shall be paid to ENSCO Offshore on account of such subrogation rights at any time when all the Facility B Obligations shall not have been paid in full, such amount shall be forthwith paid to the Administrative Agent to be credited and



applied against the Facility B Obligations. If (i) ENSCO Offshore shall make payment to the Administrative Agent of all or any part of the Facility B Obligations and (ii) all the Facility B Obligations shall be paid in full, the Administrative Agent will, at ENSCO Offshore's request, execute and deliver to ENSCO Offshore appropriate documents, without recourse and without representation or warranty, transferring to ENSCO U.K. or necessary to evidence the transfer by subrogation to ENSCO Offshore of any interest in the Facility B Obligations resulting from such payment by ENSCO Offshore.

Section 4.  MANNER OF DRAWDOWN.

          4.1  MANNER OF DRAWDOWN.  The Borrowers may draw an Advance upon:

          (a) The Agents' prior satisfaction that the relevant conditions set out in Section 8 herein have been complied with;

          (b) No event having occurred to the actual knowledge of the Borrowers which, with or without notice or lapse of time, would constitute an Event of Default;

          (c) The Administrative Agent having received from the Borrowers an irrevocable Request for Borrowing before 3:00 p.m. New York time at least four (4) Business Days prior to the Drawdown Date selected by the Borrowers; and

          (d) The first Drawdown Date shall occur no later than September 29, 1995.

          4.2 DISBURSEMENT OF FUNDS. Not later than 11:00 a.m. New York time on each Drawdown Date each Bank shall make available such Bank's Commitment as to the Advance or Advances being made on such Drawdown Date to the Administrative Agent in Dollars (in immediately available funds) or, in the case of Facility B if requested by ENSCO U.K. in Pounds (in immediately available funds) at the account referred to in Section 6.6 hereof. The Administrative Agent shall, on such Drawdown Date, make the Advance or Advances available to the Borrowers or ENSCO U.K. as directed by the Borrowers in the Request for Borrowing upon satisfaction of the conditions applicable to such Advance set forth in Section 8.

          4.3 FAILURE TO BORROW; DELAY. If the borrowing described in any Request for Borrowing fails to take place or is delayed because any of the conditions specified in Section 8 are not satisfied, the Borrowers shall indemnify the Banks against any loss incurred as a result of the giving of such Request for Borrowing, including without limitation any loss resulting from actions taken by the Banks to fund the requested Advance, but excluding any loss resulting from the gross negligence or willful misconduct of any Bank or the Agents. The Banks will attempt to mitigate their losses in such situation. A certificate of the Agents stating in reasonable detail the amount of, and basis for, any such loss incurred by the Banks shall be conclusive absent manifest error.

          4.4  OUTSTANDING ADVANCES.   No more than six (6)  Advances shall
be outstanding under Facility A and Facility B at any time.


Section 5.  INTEREST.

          5.1 RATE OF INTEREST. (a) The Borrowers jointly and severally agree to pay interest in respect of all amounts outstanding under any Advance at a rate per annum of LIBOR plus the Margin applicable to such Advance.

          (b) Interest on unpaid principal amounts outstanding under this Agreement shall be computed on the basis of a year of 360 days and the actual number of days elapsed for Advances outstanding in Dollars and on the basis of a year of 365 days and the actual number of days elapsed for Advances outstanding in Pounds.

          5.2 PAYMENT OF INTEREST. Interest with respect to each Advance shall be paid by the Borrowers on each Interest Payment Date.

          5.3 OVERDUE PAYMENT OF PRINCIPAL AND INTEREST. Overdue principal of, and (to the extent permitted by law) overdue interest in respect of, amounts due under either Facility shall bear interest, payable on demand, at a rate per annum which shall be 2% in excess of the interest rate otherwise applicable pursuant to Section 5.1 above.

Section 6.  LOAN PAYMENTS AND REDUCTION OF COMMITMENTS.

          6.1 PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day; provided, however, that if such next succeeding Business Day is in a new month, then the payment required under this Agreement or the Notes shall be made on the first Business Day preceding the original date on which payment was due. If a payment of principal has been extended pursuant to this Section 6.1, interest shall be payable on such principal at the applicable rate during such extension.

          6.2 COMMITMENT REDUCTION AND LOAN REPAYMENT. All amounts outstanding under this Agreement shall be repaid by the Borrowers as follows:
          (a) The Commitments shall be permanently reduced by twelve (12) consecutive semi-annual reductions on each Commitment Reduction Date. The first eleven (11) reductions shall be in the amount of USD 6,000,000 each and the twelfth and final reduction shall be in the amount of USD 64,000,000. The Borrowers may designate to the Administrative Agent that such reduction shall be applied to either or both Facilities; provided, however, that if no such designation is made by the Borrowers, such reductions shall be applied pro rata to the Facility A Commitments and the Facility B Commitments. Such reductions in the Commitments shall be irrespective of whether any amounts are outstanding under either Facility and irrespective of whether any repayment is due by the Borrowers under
Section 6.2(b) below.

          (b) If the amount outstanding under either Facility on any Commitment Reduction Date is greater than the Banks' Facility A or Facility B Commitments on such Commitment Reduction Date (after taking into account any reduction under Section 6.2(a) above), the Borrowers shall reduce the amount outstanding under such Facility by a payment of such excess on such Commitment Reduction Date together with any interest accrued on such amount.



          (c) All amounts outstanding under Facility A and Facility B shall be repaid by the Borrowers on the Maturity Date.

          6.3 VOLUNTARY PREPAYMENTS. The Borrowers shall have the right to prepay all amounts outstanding under Facility A and Facility B in whole or in part, without premium or penalty, from time to time pursuant to this
Section 6.3 on the following terms and conditions:

          (a) the Borrowers shall give the Administrative Agent at least three (3) Business Days' prior written notice of their intent to prepay such amounts, the amount of such prepayment, the Facility such prepayment is to be applied to and the date of such prepayment;

          (b) each such prepayment shall be in a principal amount of at least USD 2,000,000 (or its equivalent in Pounds for Facility B) and in integral multiples thereof;

          (c) at the time of any prepayment, the Borrowers shall pay all Breakage Costs and all interest accrued on the principal amount of said prepayment; and

          (d)  each prepayment shall be applied pro rata among the Banks.

          6.4  VOLUNTARY  REDUCTION  OF COMMITMENTS.   The  Borrowers shall
have the right to permanently reduce the Commitments on the following terms and conditions:

     (a)  the Borrowers shall give the Administrative  Agent at least three
          (3) Business Days' prior written notice of their intent to permanently reduce the Commitments, the amount of such reduction, the date of such reduction and, subject to Section 6.4(c) below, the Facility or Facilities to which such reduction shall be applied;

     (b) each such reduction shall be in an amount of at least USD 5,000,000 and in integral multiples thereof;

     (c) the Borrowers may designate that such reduction shall be applied to either or both Facilities; provided that (i) if no such designation is made by the Borrowers of the reduction to a Facility or Facilities, such reduction shall be applied pro rata to the Facility A Commitments and the Facility B Commitments and shall be irrespective of whether any amounts are outstanding under either Facility and (ii) if a designation is made by the Borrowers, such reduction shall reduce each remaining mandatory reduction of the designated Facility or Facilities pro rata; and

     (d)  each such  reduction shall require a  corresponding payment under
          Section 6.2(b) above if such reduction results in the amount outstanding under either Facility being greater than the Commitments for such Facility on the date of such reduction and at the time of any such payment, the Borrowers shall pay all Breakage Costs and all interest accrued on the principal amount of such prepayment.


          6.5 MANDATORY REDUCTION OF COMMITMENTS. (a) Subject to Section 6.5(c) and 6.5(d) below, upon the sale or actual or constructive total loss of any Rig, the Commitments shall be reduced by an amount equal to the percentage such lost or sold Rig's fair market value bears to the fair market value of all the Rigs; fair market value to be based on the most recent appraisals of the Rigs; provided, however, that if at the time of such sale or actual or constructive total loss the number of Rigs is ten
(10) or less, the Commitments shall be reduced by 100% of the amount of the sale or insurance proceeds of such sale or loss (the "Proceeds").

          (b) Any reduction of the Commitments made pursuant to Section 6.5(a) above shall be applied as provided in Section 6.2(a) above.

          (c) Upon the sale of any Rig, so long as no Event of Default has occurred and is continuing, the Borrowers may upon seven (7) Business Days' prior written notice to the Agents, in lieu of the mandatory Commitment Reduction required by Section 6.5(a) above, substitute collateral for such sold Rig pursuant to Section 7.6 below.

          (d) Within five (5) Business Days of the Borrowers' receipt of notice that the Trustee has received the Proceeds arising from any actual or constructive total loss of any Rig, so long as no Event of Default has occurred and is continuing, the Borrowers shall elect by written notice to the Agents to either incur the mandatory Commitment Reduction required by
Section 6.5(a) above or to substitute collateral for such lost Rig pursuant to Section 7.6 below. Based upon the Borrowers' election as provided above, the Agents shall, upon compliance by the Borrowers with Section 6.5(a) in the case of a mandatory Commitment Reduction or Section 7.6(a) and (b) in the case of collateral substitution, instruct the Trustee to pay the Proceeds of the lost Rig directly to the Borrowers.

          (e) Any reduction of Commitments required by this Section 6.5 shall require a corresponding payment under Section 6.2(b) above if such reduction results in the amount outstanding under either Facility being greater than the Commitments for such Facility on the date of such reduction and at the time of any such payment, the Borrowers shall pay all Breakage Costs and all interest accrued on the principal amount of such prepayment.

          6.6 METHOD AND PLACE OF PAYMENT. All payments under this Agreement shall be made to the Administrative Agent to (a) in the case of Dollar payments at The Bank of New York, New York, (ABA 021000018) for the account of Christiania Bank og Kreditkasse, New York Branch, Account No. 8026120277 Ref: ENSCO Loan and (b) in the case of Pound payments at Christiania Bank og Kreditkasse, London Branch, London, England for the account of Christiania Bank og Kreditkasse, New York Branch, Account No. 06543101, Ref: ENSCO Loan (or such other account elsewhere as the Agents may designate including, but not limited to, payments to an account of the Trustee pursuant to the Trust Indenture) and in immediately available funds, not later than 10:00 a.m. New York time or 11:00 a.m. London time, respectively, on the date when due.

          6.7 NET PAYMENTS. (a) All sums payable by the Borrowers under this Agreement, whether of principal, interest, fees or otherwise, shall be paid in full without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties



or other charges of whatsoever nature imposed by any Governmental Agency or taxing authority thereof, other than any tax, on or measured by the income of any Bank (collectively the "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Agreement or the Notes.

          (b)  A  certificate as to any  additional amounts payable to  the
Banks under this Section 6.7 submitted to the Borrowers by the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest error.

          (c) With respect to each deduction or withholding for or on account of any Taxes, the Borrowers shall promptly furnish to the Administrative Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of the Agents) to establish any income tax credit to which any of the Banks may be entitled. In the event that such a deduction or withholding for Taxes becomes so applicable, the Agents and the Borrowers will use their best efforts to minimize the effect of such Taxes.

          6.8 RIGHTS OF SET-OFF. Each Bank shall, with respect to the Loan and all other amounts payable hereunder, have all rights of set-off, bankers lien and counterclaim as it is entitled to exercise under the law of the jurisdiction in which such rights are exercised. The Banks agree among themselves that, if a Bank shall obtain payments of any Obligation held by it through the exercise of a right of set-off, banker's lien or counterclaim, or from any other source, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such other adjustments from time to time, so that the Banks shall share the benefit of such payment pro rata; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, with interest prorated according to actual amounts received. If under applicable bankruptcy, insolvency or other similar law any Bank receives a secured claim in lieu of set-off to which this Section 6.8 would apply, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 6.8 to share in the benefits of any recovery of such secured claim. The Borrowers agree that any Bank purchasing a participation in Obligations held by the other Banks pursuant to this
Section 6.8 may exercise all rights of set-off, banker's lien or counterclaim with respect to such participation as fully as if such Bank were a direct holder of the Loan, Note or other Obligations in the amount of such participation.

          6.9 CHANGES IN CIRCUMSTANCES. (a) If, by reason of any change subsequent to the date of this Agreement in applicable law or regulation or regulatory requirement or directive whether or not having the force of law or in the interpretation or application thereof by the governmental or quasi-governmental or judicial authority or central bank charged with the administration or interpretation of such law or regulation (a "Change in Circumstance"), any Bank shall determine in good faith that it has become unlawful or impossible for it to perform its obligations hereunder, the Administrative Agent shall immediately notify the Borrowers and, after such notice, the liability of such Bank to advance or maintain its Advances or



its share of either Facility shall immediately cease or, if any Advance has been made, the Borrowers shall prepay to the Administrative Agent that portion of such Advance and such prepayment shall, notwithstanding any provision of this Agreement to the contrary, be applied only to such Bank's portion of such Advance and shall not be applied pro rata to the other Banks. In any such event, but without prejudice to the aforesaid obligation of the Borrowers to prepay, the Borrowers, the Agents and the Bank affected by the Change of Circumstance shall negotiate in good faith for a period not to exceed ninety (90) days commencing from the date notice is given by the Agents as provided above, with a view to agreeing to terms for making or continuing to make available such Bank's Commitment from another jurisdiction or funding its portion of the affected Advance from alternative sources.

          (b) If the effect of any Change in Circumstance having effect after the date hereof, is to:

               (i) change the basis of taxation to any Bank of payment of principal or interest or any other payment due pursuant to the terms of this Agreement or the Notes (other than an increase in the rate of taxation on such Bank's or its lending office's overall net income); or

              (ii) impose or modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of or loans by any Bank; or

             (iii)  impose on any  Bank any other  condition affecting  its
Commitment or the Loan or any part thereof, the result of which is either to increase the cost to such Bank of making available or maintaining its Commitment or its portion of any Facility or any part thereof or to reduce the amount of any payment received by such Bank hereunder; then and in any such case if such increase or reduction in the opinion of such Bank
materially affects the interests of such Bank:                   (A)  t h e
Administrative Agent shall notify the Borrowers of any of the above circumstances and the affected Bank shall use all reasonable efforts (without any financial commitment on its part) to avoid the effects of any such change and in particular, shall consider (without any commitment on its part) fulfilling its obligations under this Agreement through another office or transferring its interest in this Agreement and the Notes at par to one or more of its affiliates not affected by the Change in Circumstances if such transfer can be accomplished without material added cost to such Bank and in a manner compatible with its operational procedures; or

                    (B) if the efforts referred to in (A) above fail to have the effect of eliminating the increased cost incurred by the Bank or the reduction in the amount of any payment received, the Borrowers shall within three (3) Business Days following demand (whether made before or after any repayment of the amounts outstanding under Facilities A or B) pay to the Administrative Agent on behalf of such Bank such amount as the Administrative Agent certify to be necessary to compensate such Bank for such additional cost or reduction; provided, however, that despite such payments, the Agents, the affected Bank and the Borrowers shall continue to use their best efforts to reduce the effect of such Change in Circumstance; and



                    (C) at any time thereafter, so long as the Change in Circumstance giving rise to the obligation to make the compensating payment continue, the Borrowers may, upon giving the Administrative Agent not less than ten (10) Business Days' written notice which shall be irrevocable, prepay to the Administrative Agent such Bank's portion of the Loan. Any prepayment under this Section 6.9(b)(iii)(C) shall be made only to the affected Bank, shall not be applied pro rata to the other Banks, shall terminate such Bank's Commitment and shall terminate all of such Bank's rights and obligations under this Agreement and the other Loan Documents.

          (c) If any amounts outstanding under this Agreement are to be prepaid by the Borrowers pursuant to any of the provisions of this Section 6.9, the Borrowers shall simultaneously with such prepayment pay to the Administrative Agent all Breakage Costs and all accrued interest and fees on the amounts to be prepaid.

          (d) The certificate or determination of the Administrative Agent, as to any matters referred to in this Section 6.9 shall show in reasonable detail the amount payable and the calculations used in good faith to determine such amount and shall, save for any manifest error, be conclusive and binding on the Borrowers.

          6.10 UNAVAILABILITY OF DOLLARS OR POUNDS.

          (a) In the event that any Bank is not able to obtain deposits in Dollars, or Pounds during any Interest Period when all or part of Facility B is outstanding in Pounds, in the London Interbank Market, the Dollars or Pounds required by such Bank to fund its portion of the Loan (the "Affected Portion") shall be made available from such other financial sources as may be available to such Bank. In such an event the rate of interest applicable to the Affected Portion for the relevant Interest Period will be, the aggregate of the Margin and the cost (expressed as a per annum percentage) to such Bank from such financial sources and for periods as may be elected by such Bank. Each change in such cost in respect of funding the Affected Portion will cause an immediate corresponding change in the rate of interest payable by the Borrowers. This arrangement shall be temporary and should deposits in Dollars or Pounds, respectively, subsequently become available to such Bank in the London Interbank Market, then from the conclusion of the then current Interest Period for funding from alternative sources, the Affected Portion will bear interest at the rates detailed in Section 5.1(a) hereof.

          (b) In the event that any Bank is unable (for any reason whatsoever) to acquire the required deposits from any source, the parties hereto shall meet to discuss an alternative arrangement. In the absence of mutual agreement and at the end of ten (10) Business Days after the meeting referred to above the obligation of such Bank hereunder to make available its portion of the Advances and its rights under this Agreement and the other Loan Documents shall be extinguished forthwith and/or (as the case may be) such portion of the Loan shall be repaid forthwith by the Borrowers to the Administrative Agent along with all fees and Breakage Costs for such portion of the Loan. Such payment shall, notwithstanding any provision herein to the contrary, be applied to such Bank's portion of the Advances and shall not be applied pro rata to the other Banks.



Section 7.  SECURITY.

          7.1 MORTGAGES. The Credit Facility and all other amounts due under this Agreement shall be secured in accordance with the provisions of the Mortgages.

          7.2 ASSIGNMENTS. The Credit Facility and all other amounts due under this Agreement shall be secured in accordance with the provisions of the Assignments.

          7.3 PLEDGE. The Credit Facility and all other amounts due under this Agreement shall be secured in accordance with the provisions of the Pledge.

          7.4 ENSCO GUARANTY. The Credit Facility and all other amounts due under this Agreement shall be secured in accordance with the provisions of the ENSCO Guaranty.

          7.5 FLOATING CHARGE. The Credit Facility and all other amounts due under this Agreement shall be secured in accordance with a floating charge under English law over all rigs, their earnings and their insurances, whether now or hereafter owned by ENSCO U.K., in form and substance satisfactory to the Agents.

          7.6 COLLATERAL SUBSTITUTION. So long as no Event of Default has occurred and is continuing, the Borrowers may, upon seven (7) Business Days' prior written notice to the Agents, remove any of the Rigs from the operation of the Mortgages, the Assignments or the floating charge on the following terms and conditions:

     (a) Any Rig so removed shall be simultaneously replaced by either (i) a substitute drilling rig which, in the absolute discretion of the Agents, shall be of similar value and quality to the Rig being removed, or (ii) by other drilling equipment which, in the absolute discretion of the Agents, shall be acceptable to the Agents;

     (b) Any such replacement drilling rig or drilling equipment shall be simultaneously placed under the Mortgages, the Assignments or the floating charge or shall be immediately subjected to other first priority, perfected security interests in favor of the Agents on behalf of the Banks acceptable to the Agents; and

     (c) As an alternative to the substitute drilling rig or drilling equipment discussed above, the Borrowers may, simultaneously with the removal of the Rig, deposit the amount of the fair market value of such removed Rig (as determined by its last appraisal) in an account of the Administrative Agent, properly pledged to the Agents on behalf of the Banks under New York law.

          7.7 FURTHER ASSURANCES. The Borrowers agree to execute and deliver to the Administrative Agent such financing statements or other instruments or documents as the Agents may reasonably request in order to perfect the security created by the Mortgages, the Pledge, the Assignments and the floating charge or otherwise required by this Agreement.



Section 8.  CONDITIONS PRECEDENT.

          8.1  DOCUMENTS  REQUIRED AS CONDITIONS PRECEDENT TO  THE DRAWDOWN
OF THE FIRST ADVANCE. The obligation of the Banks to make the first Advance is subject to the condition precedent that the Agents shall have received at or prior to the first Drawdown Date all of the following, each dated on or before the first Drawdown Date and each in form and substance satisfactory to the Agents:

          (a)  The Notes and the other Loan Documents.

          (b) Certified copies of the resolutions of the Boards of Directors of each of the Borrowers and the Guarantors authorizing the execution and delivery by the Guarantors and the Borrowers of the Loan Documents to which they are parties on behalf of the Guarantors and the Borrowers, and all documents evidencing other necessary corporate action with respect to the Loan Documents.

          (c) Certificates of the Secretaries or the Assistant Secretaries of the Guarantors and the Borrowers certifying the names and true signatures of the officers of the Guarantors and the Borrowers authorized to sign the Loan Documents on behalf of the Guarantors and the Borrowers and the other documents or certificates to be executed by the Guarantors and the Borrowers pursuant to this Agreement.

          (d) Copies certified as of a recent date by the Secretaries or the Assistant Secretaries of the Guarantors and the Borrowers of their By-Laws or comparable documents or certificates from such officers that there have been no changes to such By-Laws or comparable documents since December 17, 1993.

          (e) Copies of the Guarantors' and the Borrowers' Certificates of Incorporation or comparable documents certified by the relevant officials of their jurisdiction of incorporation within thirty (30) days from the date of the first Drawdown Date and certificates dated within thirty (30) days of the first Drawdown Date of the relevant officials of their jurisdiction of incorporation as to the existence and good standing of the Guarantors and the Borrowers.

          (f) An opinion of Robert O. Isaac, Senior Counsel of ENSCO, as counsel to the Guarantors and the Borrowers, acceptable to the Banks.

          (g) An opinion of Higgs & Johnson, special Bahamian counsel to the Banks, acceptable to the Banks.

          (h) An opinion of Sinclair Roche & Temperley, special English counsel to the Banks, acceptable to the Banks.

          (i) An opinion of Haight, Gardner, Poor & Havens, special New York and Texas counsel to the Banks, acceptable to the Banks.

          (j) If the first Drawdown Date is not the date hereof, certificates dated the first Drawdown Date of officers of the Borrowers certifying that:



               (i) The representations and warranties contained in Section 10 hereof are correct on and as of the first Drawdown Date as though made on and as of such date except those expressly made as of another date; and

              (ii) No event has occurred and is continuing, or would result from the first Advance which constitutes an Event of Default or with the passing of time or the giving of notice would constitute an Event of Default.

          (k) The Borrowers and the Guarantors, respectively, shall have executed and delivered to the Agents copies of all documents and filings and shall have taken all actions necessary to perfect the security interests created by the Mortgages, the Pledge and the Assignments as first priority perfected security interests.

          (l) All orders, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with and exemptions by any Governmental Agency or any Person (other than any routine filings which may be required after the date hereof with appropriate governmental authorities in connection with the operation of the Rigs) required to (i) authorize the execution, delivery and performance by the Borrowers and the Guarantors of the Loan Documents to which they are parties or (ii) prevent the execution, delivery and performance by the Borrowers and the Guarantors of the Loan Documents to which they are parties from resulting in a breach of any of the terms or conditions of, or resulting in the imposition of any lien, charge or encumbrance upon any properties of the Borrowers or the Guarantors pursuant to, or constituting a default (with due notice or lapse of time or both), if such breach, imposition or default would result in a materially adverse change in the financial position of the Borrowers or the Guarantors, or resulting in an occurrence of any event for which any holder or holders of Indebtedness may declare the same due and payable under, any indenture, agreement, order, judgment or instrument under which either Borrower or either Guarantor is a party (other than the Mortgages, the Pledge or the Assignments) or to the Borrowers' knowledge after due inquiry by which the Borrowers or the Guarantors or their property may be bound or affected, or under the
Certificates of Incorporation or By-Laws of the Borrowers or the Guarantors, shall have been obtained or made.

          (m) Evidence of the insurance required by Section 11.2 of this Agreement.

          (n)  Payment  by the Borrowers of the fees referred to in Section
9.1 below required to be paid on or before the first Drawdown Date.

          (o) Confirmation of class certificates for the Rigs from the American Bureau of Shipping showing the Rigs to be classified as Maltese Cross A1 elevating drilling units dated within thirty (30) days of the first Drawdown Date.

          (p) Copies of evaluations dated no more than 30 days prior to the first Drawdown Date of the fair market value of the Rigs without charter or other contractual commitments by an independent drilling rig broker or appraiser selected by the Borrowers but acceptable to the Agents.



          (q) Evidence of the approval of the Trustee by the U.S. Maritime Administration.

          (r)  Consolidated   balance  sheets,  statements  of  income  and
statements  of cash  flow  for  the ENSCO  Consolidated  Group  and   ENSCO
Offshore as of June 30, 1995.

          8.2 ADDITIONAL CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES. The obligation of the Banks to make each subsequent Advance shall be subject to the further condition precedent that the Administrative Agent shall have received certificates (dated the date of such Advance) of officers of the Borrowers certifying that:

          (a) the representations and warranties contained in Section 10 hereof are correct on and as of the date such Advance is made as though made on and as of such date except those contained in Section 10.7 below and those expressly made as of another date; and

          (b) no event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default or with the passing of time or the giving of notice would constitute an Event of Default.

          8.3    WAIVER OF  CONDITIONS PRECEDENT.    All of  the conditions
precedent contained in this Section 8 are for the sole benefit of the Banks and the Agents may waive any or all of them in their absolute discretion.

Section 9.  FEES AND EXPENSES.

          9.1  FEES.   (a) The Borrowers jointly and severally agree to pay
the Agents an agency fee and a front-end fee pursuant to a letter agreement dated the date of this Agreement.

          (b) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to the Banks pro rata a commitment fee of 1/2% per annum of the daily undrawn portion of the Commitments during the preceding three (3) month period if more than 30% of the Commitments are outstanding for such period, otherwise a commitment fee of 3/4% per annum of the daily undrawn portion of the Commitments during the preceding three (3) month period. Such commitment fee shall begin to accrue on the first Drawdown Date and shall be payable quarterly in arrears, the first such payment to be made on January 18, 1996 and quarterly thereafter.

          9.2    EXPENSES.   The  Borrowers  jointly and  severally  agree,
whether  or  not   any  Advance   is  made,  to   promptly  reimburse   the
Administrative Agent upon demand for all reasonable fees and disbursements of the Agents, including, but not limited to, travel and other out-of-pocket expenses of the Agents and the reasonable fees and expenses of external counsel to the Agents and independent offshore drilling rig brokers retained by the Agents, incurred in connection with (a) the preparation, execution and delivery of the Loan Documents, and the making of Advances under this Agreement and all other documents referred to herein, and any amendments or waivers to or termination of any thereof, (b) the recording, filing and perfection of all security interests created by the Loan Documents and (c) the protection of the rights of the Agents, the



Banks and the Trustee under this Agreement and all other documents referred to herein and the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise. Provided, however, that the reasonable fees and disbursements of the Banks, including but not limited to travel and other out of pocket expenses, but excluding the fees and expenses of external counsel, arising in connection with an event which in the reasonable judgment of the Banks would have a material adverse effect on the Borrowers or the Guarantors shall be reimbursed by the Borrowers. The obligation of the Borrowers under this Section 9.2 shall survive payment of all other amounts due under this Agreement.

Section 10.  REPRESENTATIONS AND WARRANTIES OF BORROWERS.

          The Borrowers represent and warrant to the Banks as follows:

          10.1 DUE INCORPORATION, QUALIFICATION, ETC. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each is duly qualified and in good standing as a foreign corporation to do business in the jurisdictions in which the failure to be so qualified would have a material adverse effect on its business or financial condition, and each has full corporate power and authority to own its properties and assets and to conduct its business as presently conducted.

          10.2 CAPACITY. Each Borrower has full corporate power and authority to execute and deliver, and to perform and observe the provisions of the Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

          10.3 AUTHORITY AND ENFORCEABILITY. The execution, delivery and performance by the Borrowers of the Loan Documents to which they are parties have been or will be duly authorized by all necessary corporate action. This Agreement (including the New York choice of law) constitutes, and the other Loan Documents constitute legal, valid and binding obligations of the Borrowers party to such documents enforceable against them in accordance with their respective terms, subject to laws affecting creditors' rights generally and applicable equitable principles. The Mortgages and the Assignments shall on the first Drawdown Date create and constitute valid and perfected security interests in and to the properties covered thereby, subject to the exceptions contained therein, enforceable against all third parties, subject to laws affecting creditors' rights generally and applicable equitable principles, and shall secure the Credit Facility.

          10.4 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with (other than any routine filings which may be required after the date hereof with appropriate governmental authorities in connection with the operation of the Rigs or required in connection with the perfection of the security interests created by any of the Loan Documents), or exemption by, any Governmental Agency, is required to authorize the execution, delivery and performance by the Borrowers of the Loan Documents to which they are parties.



          10.5 COMPLIANCE WITH OTHER INSTRUMENTS. The execution and delivery of this Agreement and compliance with its terms, the issuance of the Notes and the execution and delivery of the Mortgages and the Assignments and the compliance with their terms as contemplated herein, do not result in a breach of any of the terms or conditions of, or result in the imposition of any lien, charge or encumbrance (except those contemplated by this Agreement) upon any properties of the Borrowers pursuant to, or constitute a default (with due notice or lapse of time or both), or result in an occurrence of any event for which any holder or holders of Indebtedness may declare the same due and payable under any indenture, agreement, order, judgment or instrument under which any of the Borrowers is a party or to the Borrowers' knowledge, after due inquiry, by which the Borrowers or their property may be bound or affected, or under the Certificates of Incorporation or By-Laws (or comparable documents) of the Borrowers, and, to the Borrowers' knowledge, after due inquiry, do not violate any provision of applicable law.

          10.6 FINANCIAL STATEMENTS. (a) The consolidated balance sheets of the ENSCO Consolidated Group and ENSCO Offshore as of June 30, 1995 and the related consolidated statements of income and cash flow of the ENSCO Consolidated Group and ENSCO Offshore for the quarter and year to date period ended on that date, copies of which have been furnished to the Agents, have been prepared in accordance with GAAP and fairly present the financial conditions of the ENSCO Consolidated Group as of such date and the results of the operations of the ENSCO Consolidated Group and ENSCO Offshore for the period ended on such date.

          (b) As of June 30, 1995 ENSCO and ENSCO Offshore have no contingent liabilities which, if determined adversely to them (either singly or in the aggregate), would have a material adverse effect except as heretofore disclosed to the Administrative Agent in writing.

          10.7 MATERIAL ADVERSE EVENTS. Since June 30, 1995, neither the business, the prospects, the properties nor the condition (financial or otherwise) of either the ENSCO Consolidated Group or ENSCO Offshore have been materially adversely affected.

          10.8 LITIGATION, ETC. Except as heretofore disclosed in ENSCO's 10Q filing with the U.S. Securities and Exchange Commission for the period ended June 30, 1995, there are no actions, suits or proceedings pending, or to the knowledge of the Borrowers threatened, against or affecting ENSCO or either of the Borrowers, at law or in equity, which, if adversely determined, would have a material adverse effect on ENSCO or the Borrowers. To the Borrowers' knowledge, as of June 30, 1995, neither ENSCO nor either of the Borrowers are in violation with respect to any applicable laws and/or regulations which non-compliance would have a material adverse effect nor is ENSCO or either of the Borrowers in violation or default with respect to any order, writ, injunction, demand or decree of any court or any Person or in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material respect under any indenture, agreement or other instrument under which ENSCO or either Borrower is a party or may be bound, default under which would have a material adverse effect.


          10.9 PRINCIPAL PLACE OF BUSINESS. The chief executive office and principal place of business of ENSCO and ENSCO Offshore and the principal place of business of ENSCO U.K. in the United States is located at 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202.

          10.10 PATENT AND OTHER RIGHTS. ENSCO and the Borrowers have the right to use all patents, licenses, trademarks, trade names, trade secrets, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted without known conflict with the rights of others which would materially and adversely affect such businesses.

          10.11 TAXES. The Borrowers have filed or caused to be filed all tax returns which are required to be filed by them, pursuant to the laws, regulations or orders of each Person with taxing power over the Borrowers or their assets. The Borrowers have paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns, or otherwise, or pursuant to any assessment received by the Borrowers, except such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided. The charges, accruals and reserves in respect of taxes on the books of the Borrowers are adequate (determined in accordance with GAAP). Other than as disclosed in ENSCO's 10Q filing with the U.S. Securities and Exchange
Commission for the period ended June 30, 1995, there are no proposed material tax assessment against either Borrower, and no extension of time for the assessment of federal, state or local taxes of the Borrowers is in effect or has been requested.

          10.12    EMPLOYEE RETIREMENT  INCOME SECURITY  ACT  OF 1974.   No
Reportable Event has occurred and is continuing with respect to any Plan.

          10.13 INVESTMENT COMPANY ACT OF 1940. Neither of the Borrowers is an "investment company" within the meaning of the Investment Company Act of 1940.

          10.14   SUBSIDIARIES.   As  of  the date  of  this Agreement  the
Borrowers have no subsidiaries other than the Subsidiaries and except that ENSCO U.K. is a wholly owned subsidiary of ENSCO Offshore.

          10.15  ENVIRONMENTAL COMPLIANCE.

          (a) The Borrowers have duly complied in all material respects with, and the Rigs and their other properties and operations are in compliance in all material respects with, the provisions of all applicable environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder of all Governmental Agencies unless such compliance would violate the laws or regulations of the jurisdiction in which the Rigs are operating.

          (b) As of the date of this Agreement, except as disclosed to the Agents in writing, the Borrowers have received no notice from any Governmental Agency, and have no knowledge, of any fact(s) which constitute a violation of any applicable environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder of all Governmental Agencies, which relate to the use or ownership of the Rigs or other properties owned or operated by the Borrowers.



          (c) The Borrowers have been issued all required permits, licenses, certificates and approvals of all Governmental Agencies relating to (i) air emissions, (ii) discharges to surface water or ground water,
(iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation, treatment, recycling or disposal of Hazardous Substances or (vi) other environmental, health or safety matters necessary for the ownership or operation of the Rigs or other properties owned or operated by the Borrowers and such permits, licenses, certificates and approvals are in full force and effect on the date of this Agreement.

          (d) Except as disclosed to the Agents in writing, to the best of the Borrowers' knowledge, except in accordance with a valid governmental permit, license, certificate or approval, there has been no spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on the Rigs or other properties and operations owned or operated by the Borrowers required to be reported to any Governmental Agency.

          (e) Except as disclosed to the Agents in writing, there has been no material complaint, compliance order, compliance schedule, notice letter, notice of citation or other similar notice from any applicable environmental agency which concerns the operations of the Rigs or other properties owned or operated by the Borrowers.

          10.16 UNENCUMBERED RIGS. There are no liens, security interests or encumbrances of any kind on the Unencumbered Rigs other than as permitted by Section 12.1 below.

Section 11.  AFFIRMATIVE COVENANTS OF BORROWERS.

      Until the payment in full of all amounts due under this Agreement and the Notes by the Borrowers, unless compliance shall have been waived by the Agents, the Borrowers agree that:

           11.1  FINANCIAL STATEMENTS AND REPORTS AND INSPECTION.

          (a)  The Borrowers will furnish to each Bank:

               (i) as soon as possible and in any event within two (2) Business Days after an officer of the Borrower has knowledge of the occurrence of each Event of Default or of any default in the performance of the Loan Documents, or each event which with the giving of notice or lapse of time, or both, would constitute an Event of Default or such a default, which is continuing on the date of such statement, the statement of the chief financial officer of the Borrower affected by such occurrence setting forth the details of such Event of Default or event or default and the action which the Borrowers propose to take with respect thereto;

              (ii) as soon as available and in any event within 45 days after the close of each of the first three quarters of ENSCO's fiscal years, a copy of quarterly consolidated financial statements for ENSCO and ENSCO Offshore and consolidating statements of income and consolidating balance sheet for ENSCO prepared in accordance with GAAP and certified by the chief financial officer or chief accounting officer of ENSCO;



             (iii) as soon as available and in any event within 90 days after the close of ENSCO's fiscal years, a copy of the consolidated annual audited financial statements for such year for ENSCO certified by Price Waterhouse & Co. or other independent public accountants of recognized standing reasonably acceptable to the Agents, including therewith, unaudited consolidating statement of income and balance sheet of ENSCO and unaudited consolidated financial statements of ENSCO Offshore as of the end of such fiscal year;

              (iv) as soon as available and in any event within 30 days after the close of each quarter of ENSCO's fiscal years a quarterly report of current contract parties, contract periods, utilization rates, day rates, operating expenses and idle expenses for the Rigs and other rigs and vessels owned or operated by the Borrowers, the Guarantors or any affiliated companies, subject to any applicable confidentiality agreements dealing with such information; provided, however, that the Borrowers will use their best efforts to obtain any necessary consents in order to allow such information to be provided to the Banks;

               (v) by the end of each calendar year annual cash flow budgets for the ENSCO Consolidated Group with assumptions for the following twelve-month period;

              (vi) such other financial information as the Agents may reasonably request; and

             (vii) (A) as soon as possible, and in any event, within 30 days after the Borrowers know that any Reportable Event with respect to any Plan has occurred, a statement of an officer of the Borrowers as to which such Reportable Event has occurred setting forth details as to such Reportable Event and the action which the Borrowers propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to the Borrowers and (B) promptly after receipt thereof a copy of any notice relating to a Reportable Event having a material adverse effect, the Borrowers, or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan; provided, however, this Section 11.1(a)(vii)(B) shall not apply to notice of general application promulgated by the Department of Labor.

          (b) The Borrowers will, upon request, furnish to the Agents such information as the Agents may reasonably request with respect to the business, affairs or condition (financial or otherwise) of the Borrowers and will permit the Banks or their representatives at any reasonable time or times during normal business hours upon five (5) Business Days' prior notice, to inspect the properties of the Borrowers, to inspect, audit and examine the books or records of the Borrowers and to take extracts therefrom and will reimburse the Agents for all reasonable expenses incurred in connection therewith.

          (c) The Borrowers will furnish to the Agents (with sufficient copies for each Bank) copies of all press releases and proxy statements distributed to shareholders of ENSCO and all 10K, 10Q and 8K filings made by ENSCO or the Borrowers with the U.S. Securities and Exchange Commission.



          (d) On the dates that the quarterly financial reports required pursuant to Section 11.1(a)(ii) above and the annual reports required pursuant to Section 11.1(a)(iii) above are provided to the Banks, the Borrowers shall furnish to the Banks certificates signed by the chief financial officers or chief accounting officers of the Borrowers certifying that (A) the representations and warranties contained in Section 10 of this Agreement are correct on and as of the date of such certificate as though made on and as of such date except those contained in Section 10.7 above and those expressly made as of another date and (B) the Borrowers are in compliance with all of the covenants contained in Sections 11 and 12 of this Agreement, such certificates showing the relevant computations for such compliance.

          11.2 INSURANCE. The Borrowers shall insure, or cause to be insured, the Rigs pursuant to the terms of Article I, Section 15 of the U.S. Mortgage and Article II, Section 5 of the Bahamian Deed of Covenants. The Borrowers will promptly notify the Agents of any material changes in such insurances or any change in the underwriters or clubs providing such insurances. The Borrowers shall annually but no later than the anniversary of the date of this Agreement furnish the Agents with evidence of all such insurance policies currently in force.

          11.3 OTHER DEBT. The Borrowers will promptly pay and discharge any and all Indebtedness, liens, charges, all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits, or upon any of their properties prior to the date on which penalties accrue thereon, and lawful claims which, if unpaid, might become a lien or charge upon the property of the Borrowers, except such as may in good faith be contested or disputed, provided appropriate reserves are maintained in accordance with GAAP and except as permitted by Section 12.1 below.
          11.4 MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. The Borrowers will preserve and maintain their corporate existence, their business as presently conducted, and all of their rights, privileges and franchises necessary or desirable in the normal conduct of said businesses, and will conduct their businesses in an orderly, efficient and regular manner.

          11.5 FINANCIAL RECORDS. The Borrowers will keep books of record and account in which proper entries will be made of their transactions in accordance with generally accepted accounting principles.

          11.6 MAINTENANCE OF RIGS. The Borrowers will maintain, or cause to be maintained, the Rigs in the highest classification for such drilling rigs with the American Bureau of Shipping or such other classification society as the Trustee may approve.

          11.7  ENVIRONMENTAL COMPLIANCE.

          (a) The Borrowers will comply with and will use their best efforts to cause their agents, contractors and sub-contractors (while such Persons are acting within the scope of their contractual relationship with the Borrowers) to so comply with (i) all applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies and (ii) the terms and conditions of all applicable permits, licenses, certificates and approvals



of all Governmental Agencies now or hereafter granted or obtained with respect to the Rigs or other properties owned or operated by the Borrowers unless such compliance would violate the laws or regulations of the jurisdictions in which the Rigs are operating.

          (b) The Borrowers will use their best efforts and safety practices to prevent the unauthorized release, discharge, disposal, escape or spill of Hazardous Substances on or about the Rigs or other properties owned or operated by the Borrowers.

          11.8 ENVIRONMENTAL NOTIFICATIONS. The Borrowers shall notify the Agents, in writing, within five (5) Business Days of any of the following events occurring after the date of this Agreement:

          (a) Any written notification made by either Borrower to any federal, state or local environmental agency required under any federal, state or local environmental statute, regulation or ordinance relating to a spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on, the Rigs or other properties and operations owned or operated by the Borrowers;

          (b) Knowledge by an officer of the Borrowers of receipt of service by either Borrower of any complaint, compliance order, compliance schedule, notice letter, notice of violation, citation or other similar notice or any judicial demand by any court, federal, state or local environmental agency, alleging (i) any spill, unauthorized discharge or release of any Hazardous Substance to the environment from, or as a result of the operations on, the Rigs or other properties owned or operated by the Borrowers or (ii) violations of applicable laws, regulations or permits regarding the generation, storage, handling, treatment, transportation, recycling, release or disposal of Hazardous Substances on or as a result of operations on the Rigs or other properties and operations owned or operated by the Borrowers.

          (c)  It  is   understood  by   the   parties  hereto   that   the
aforementioned notices are solely for the Agents' information, may not otherwise be required by any federal, state or local environmental laws, regulations or ordinances, and are to be considered confidential information by the Banks and the Agents.

          (d) The term "environmental agency" as used herein shall include, but not be limited to, the United States Environmental Protection Agency, the United States Coast Guard, the United States Minerals Management Service, the United States Department of Transportation (in its administration of the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq.) and other analogous or similar Governmental Agencies regulating or administering statutes, regulations or ordinances relating to or imposing liability or standards of conduct concerning the generation, storage, use, production, transportation, handling, treatment, recycling, release or disposal of any Hazardous Substance.

          11.9   ENVIRONMENTAL INDEMNIFICATION.  (a)   The Borrowers hereby
jointly and severally agree to indemnify and hold the Administrative Agent, the Agents, the Banks and the Trustee jointly and severally harmless from and against any and all claims, losses, liability, damages and injuries of any kind whatsoever asserted against the Agents, the Banks or the Trustee



with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from any Rig or other properties owned or operated by the Borrowers of any Hazardous Substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies, regardless of whether or not caused by or within the control of the Borrowers.

          (b) It is the parties' understanding that the Administrative Agent, the Agents, the Banks and the Trustee do not now, have never and do not intend in the future to exercise any operational control or maintenance over the Rigs or any other properties and operations owned or operated by the Borrowers, nor have they in the past, presently, or intend in the future to, maintain an ownership interest in the Rigs or any other properties owned or operated by the Borrowers except as may arise upon enforcement of the Trustee's rights under the Mortgages.

          (c)  Should,  however, the Administrative  Agent, the Agents, the
Banks or the Trustee hereafter exercise any ownership interest in or operational control over the Rigs or any other properties owned or operated by the Borrowers, e.g., including but not limited to, through foreclosure, then the above stated indemnity and hold harmless shall be limited with respect to any actions or failures to act by the Administrative Agent, the Agents, the Banks or the Trustee subsequent to exercising such interest or operational control, to the extent such action or inaction by the Agents, the Banks or the Trustee is admitted by the Agents, the Banks or the Trustee or is found by a court of competent jurisdiction to have caused or made worse any condition for which liability is asserted, including but not limited to, the presence, escape, seepage, spillage, leaking, discharge or migration on or from the Rigs or other properties owned or operated by the Borrowers of any Hazardous Substance.

          (d)  The indemnity and  hold harmless contained  in this  Section
11.9 shall not extend to the Administrative Agent, the Agents, the Banks or the Trustee in their capacity as an equity investor in the Borrowers or as an owner of any property or interest as to which the Borrowers are also owners but only to their capacity as a lender, a holder of security interests, or a beneficiary of security interests.

          11.10 DRILLING CONTRACTS. The Borrowers shall, upon request, provide the Administrative Agent with the names of the operators under all drilling contracts for the Rigs and copies of the indemnity provisions of all drilling contracts entered into for the Rigs as of such date. Provided, however, that if any drilling contract for any Rig entered into after the date of the first Advance contains indemnity provisions materially different than those usually obtained by the Borrowers, the Borrowers shall notify the Administrative Agent in writing of such contract, the parties to it and shall provide the Administrative Agent with copies of such indemnity provisions. The obligations of the Borrowers to provide the Administrative Agent with information under this Section 11.10 shall be subject to any applicable confidentiality agreements dealing with such information; provided, however, that the Borrowers will use their best efforts to obtain any necessary consents in order to allow such information to be provided to the Administrative Agent.


          (b) The Borrowers agree to enter into drilling contracts only with financially responsible operators and to use their best efforts to obtain indemnities in such drilling contracts covering liability arising out of seepage, pollution, spillage or leakage occurring below the surface of the water in connection with operations conducted by the Rigs.

          11.11 INTEREST RATE HEDGING INDEMNITY. The Borrowers hereby jointly and severally agree to indemnify and hold the Administrative Agent and the Agents jointly and severally harmless from and against any and all claims, losses, liability, damages, financial exposure and injuries of any kind whatsoever asserted against the Administrative Agent or the Agents with respect to or as a direct result of the Interest Rate Hedging Instruments.

Section 12.  NEGATIVE COVENANTS OF BORROWERS.

          Until the payment in full of all amounts due under this Agreement and the Notes by the Borrowers, the Borrowers agree that they will not without the prior written consent of the Agents:

          12.1 LIENS. Create, incur, assume or suffer to exist or allow any Subsidiary to create, incur, assume or suffer to exist any lien (including any encumbrance or security interest) of any kind upon the Rigs, any of the Unencumbered Rigs or any of their other assets, revenues or right to receive revenue whether now owned or hereafter acquired, except:

          (a) liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the extent required by GAAP for the eventual payment thereof in the event it is found that such are payable by the Borrowers;

          (b) liens of carriers, warehousemen, mechanics, materialmen and landlords and maritime liens incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the extent required by GAAP for the eventual payment thereof in the event it is found that such sums are payable by the Borrowers;

          (c) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders and statutory obligations entered into in the ordinary course of business or to secure obligations on surety or appeal bonds in the ordinary course of business or easements, rights of way and similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary conduct of the business of the Borrowers or the Subsidiaries;

          (d) judgment liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance; and

          (e)  liens required by the terms of this Agreement; and

          (f) liens on assets other than the Rigs or contracts, charters, earnings, revenues or insurances (except liens of insurance brokers to secure payment of premiums) related to the Rigs to secure Indebtedness permitted by Section 12.5 below.



          12.2   LINE OF BUSINESS.   Enter into or allow  any Subsidiary to
enter into any new line of business unrelated to its present activities after the date of this Agreement.

          12.3   CONSOLIDATION,  MERGER, ETC.   Consolidate  with or  merge
with, or sell (whether in one transaction or in a series of transactions) all or substantially all of their assets to any Person.

          12.4   MODIFICATION OF  AGREEMENTS.   Amend, modify  or otherwise
change any of the Loan Documents.

          12.5 INDEBTEDNESS. Incur or allow any Subsidiary to incur any Indebtedness, except:

          (a)  the Advances;

          (b) accounts payable and accrued liabilities incurred in the ordinary course of business;

          (c) Indebtedness incurred in the ordinary course of business not otherwise permitted by this Section 12.5 up to an aggregate amount of USD 5,000,000;

          (d) unsecured loans from ENSCO, or a member of the ENSCO Consolidated Group which is not a Borrower or a Subsidiary, to a Borrower, or from one Borrower to the other;

          (e) unsecured loans from the Borrowers to the Subsidiaries in an aggregate amount not greater than USD 5,000,000;

          (f) letters of credit, performance and bid bonds obtained by the Borrowers or the Subsidiaries in the ordinary course of their business up to an aggregate amount of USD 5,000,000 at any time;

          (g)  supersedeas  bonds   obtained  by  the   Borrowers  or   the
Subsidiaries in the ordinary course of their business;

          (h) Interest Rate Hedging Instruments with one or more of the Agents;

          (i) contingent obligations under the Guaranty dated June 10, 1993 from ENSCO Offshore in favor of Compass East Co.

          (j)  liens  in   favor  of  the  Trustee  created  by  the  Trust
Indenture.

          (k) Indebtedness incurred by either Borrower or any Subsidiary equal to no more than 50% of the purchase price of any offshore drilling rig acquired by either Borrower or any Subsidiary after June 30, 1995.

          12.6   REPORTABLE EVENT.   Cause or allow  to occur  a Reportable
Event involving a Borrower or a Subsidiary.

          12.7 CHANGE OF LEGAL STRUCTURE. Cause or allow to occur any material change in the present Articles of Incorporation or By-laws of any Borrower or change the jurisdiction of incorporation of any Borrower.



          12.8 CHANGE OF PLACE OF BUSINESS. Make any change in the address of the principal place of business or the chief executive office of any Borrower or Subsidiary except upon thirty (30) days' prior written notice to the Agents.

          12.9  MANAGEMENT  OF RIGS.   Change the  flag, class,  ownership,
management or control of the Rigs without the prior written consent of the Trustee.

          12.10 SUBSIDIARIES. Create or acquire or allow any Subsidiary to create or acquire any new subsidiaries except following ten (10) days' prior written notice to the Agents which notice shall include (i) the jurisdiction in which the new subsidiary is to be established, (ii) the purpose for which the new subsidiary is being purchased or created, (iii) the shareholder(s) of the new subsidiary, (iv) the capitalization of the new subsidiary and (v) any other material facts related to the creation or acquisition of the new subsidiary. Provided, however, that the aggregate capitalization of all such new subsidiaries shall not exceed USD 5,000,000 excluding any loans allowed by Section 12.5(e) above.

          12.11 CHARTER OF RIGS. (a) Cause or allow any of the Rigs to be bareboat chartered to any party other than a member of the ENSCO Consolidated Group without the prior written consent of the Trustee, which consent shall not be unreasonably withheld or cause or allow any drilling rigs or other vessels to be chartered in for a term in excess of twelve
(12) months.

          (b) In the case of any bareboat or time charter of any Rig to any member of ENSCO Consolidated Group, the Borrowers shall insure that any charterer of such Rig shall execute and deliver to the Trustee an assignment of drilling contract revenues and earnings similar in form and substance to the Assignment of Drilling Contract Revenues and Earnings entered into by the Borrowers and dated December 17, 1993.

          12.12 MODIFICATIONS TO RIGS. Cause or allow any change in the physical characteristics of the Rigs that would, in the reasonable judgment of the Trustee, materially interfere with the suitability of the Rigs for normal commercial offshore drilling operations; the consent of the Trustee to any such modification not to be unreasonably withheld.

          12.13 SALE OF RIGS, ETC. Subject to Section 7.6 above, sell, transfer or assign any of the Rigs, any right to receive the revenue from the Rigs or any property serving as collateral for the Obligations; provided, however, that the Borrowers may sell, transfer or assign any surplus or scrap equipment from the Rigs.

          12.14 FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio to be less than 2.5 to 1 at any time; provided, however, that the ratio, without taking into account any cash or Cash Equivalents, shall not be less than 1.5 to 1 at any time.

          12.15   COMPLIANCE  WITH FEDERAL RESERVE  BOARD REGULATIONS.   No
part of the proceeds of any Advance will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for the purpose of purchasing or carrying or trading in any



securities under such circumstances as to involve the Borrowers or the Guarantors in a violation of Regulation X of said Board or the Banks in a violation of Regulation U of said Board. In particular, without limitation of the foregoing, neither Borrower and neither Guarantor will use any part of the proceeds of any Advance to be made hereunder to acquire for itself or for any other person any publicly-held securities of any kind. The assets of the Borrowers and the Guarantors do not and will not include any margin securities, and the Borrowers and the Guarantors have no present intention of acquiring any margin securities. As used in this Section 12.15, the terms "margin security" and "purpose of purchasing or carrying" shall have the meanings assigned to them in the aforesaid Regulation U, and the term "publicly-held", in respect of securities, shall have the meaning assigned to it in Section 220.7(a) of Regulation T of said Board. If requested by the Agents, the Borrowers will furnish to the Agents a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

          12.16 LOANS AND INVESTMENTS. Advance funds or allow any Subsidiary to advance funds (whether by way of loan, stock purchase or capital contribution) to any Person, except (x) as permitted by Section
12.10 above, (y) in the ordinary course of business, in an aggregate amount of USD 5,000,000 or (z) advances to members of the ENSCO Consolidated Group.

Section 13.  EVENTS OF DEFAULT.

          13.1   EVENTS  OF DEFAULT.    If one  or  more of  the  following
described events shall occur and is continuing ("Event of Default"):

          (a) Either Borrower shall fail to pay any amount due hereunder on the due date and such failure shall continue for a period of two (2) Business Days; or

          (b) Either Borrower shall fail to perform or observe the covenants contained in Section 11.1 of this Agreement or its agreements contained in Section 14 of this Agreement and such failure shall continue for 20 days after notice to the Borrowers of such failure; or

          (c) Either Borrower or either Guarantor shall fail to perform or observe any covenant or other provision of this Agreement, the Notes, the ENSCO Guaranty, the Pledge, the Mortgages or the Assignments other than those referred to in Section 13.1(b) above and such failure shall continue for 10 days after notice to the Borrowers of such failure; or

          (d) Any representation or warranty made in writing by or on behalf of the Borrowers herein or pursuant hereto, or otherwise in connection with the transactions contemplated hereby or any report, certificate, financial or other instrument furnished in connection with this Agreement, shall prove to have been false or incorrect in any material respect, or omits to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, on the date as of which made; or



          (e) Either Borrower or either Guarantor shall cause or suffer to exist a payment default involving USD 1,000,000 or more; as defined in any evidence of Indebtedness of such Borrower or under any indenture, agreement or other instrument under which the same may be issued or any other type of default which results in the acceleration of any such Indebtedness and such default shall continue for ten (10) Business Days; other than those disclosed to the Agents on or before the date of this Agreement and those which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided; or

          (f)  Any of the following events shall occur:

               (i) Either Borrower or either Guarantor commences a voluntary case under Title 11 of the United States Code as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or

              (ii) an involuntary case is commenced against either Borrower or either Guarantor under the Bankruptcy Code and relief is ordered against such Borrower or either Guarantor or the petition is controverted but is not dismissed or stayed within 90 days after the commencement of the case; or

             (iii) a custodian (as defined in the Bankruptcy Code) or a similar official is appointed for, or takes charge of, all or substantially all of the property of either Borrower or either Guarantor and such appointment is not terminated within 90 days; or

             (iv) (A) ENSCO U.K. stops or suspends payment of its debts, is unable or admits its inability to pay its debts as they fall due, becomes, is adjudicated or is found bankrupt or insolvent (by whatever test) or is deemed under Section 123 of the United Kingdom Insolvency Act 1986 to be unable to pay its debts generally as and when they fall due (except that in the interpretation of Section 123 for the purposes of this paragraph the words "it is proved to the satisfaction of the court that" in subsections (1)(e) and (2) of Section 123 shall be deemed deleted), commences negotiations with a view to the readjustment or rescheduling of all or part of its Indebtedness or proposes or enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors or (B) proceedings are commenced by ENSCO U.K. under any law, regulation or procedure relating to the reconstruction or readjustment of its Indebtedness or for the protection of it or its assets from proceedings that are or might be taken by any of its creditors or (C) ENSCO U.K. ceases or threatens to cease to carry on all or substantially all of its business;

               (v) any petition or order shall be made to or by any competent court or any action or other steps are taken or legal proceedings are started by ENSCO U.K., its directors or officers or a shareholder or creditor of ENSCO U.K. for ENSCO U.K. to be adjudicated or found bankrupt or insolvent (by whatever test) or for the winding up or dissolution of ENSCO U.K. or for the appointment of a liquidator, trustee, receiver, administrator or administrative receiver or like officer to or over ENSCO U.K. or any of its assets or revenues and such shall remain uncontested, unstayed or undismissed for a period of 30 days; or



              (vi) either Borrower or either Guarantor commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction relating to such Borrower or either Guarantor (whether now or hereafter in effect), or there is commenced against either Borrower or either Guarantor any such proceeding which remains undismissed or unstayed for a period of 90 days or either Borrower or either Guarantor is adjudicated insolvent or bankrupt; or either Borrower or either Guarantor fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or

             (vii) either Borrower or either Guarantor by any act or failure to act indicates its consent to, approval of or acquiescence in any such case or proceeding or in the appointment of any custodian of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of 90 days; or

            (viii) either Borrower or either Guarantor makes a general assignment for the benefit of creditors; or

              (ix) any corporate action is taken by either Borrower or either Guarantor for the purpose of effecting any of the foregoing.
THEN, or at any time thereafter, while any such event remains unremedied or uncured:

          The Agents may, upon written notice to the Borrowers, terminate the Commitments to make Advances and/or declare the entire outstanding unpaid principal amount of the Notes, all Breakage Costs and all interest accrued and unpaid thereon and all other amounts payable hereunder and thereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers. The Agents may immediately and without expiration of any additional period of grace, enforce payment of all obligations of the Borrowers under this Agreement and under the Notes. In addition, the Agents may exercise any or all of such remedies as may be available to them under applicable law or granted pursuant to the Loan Documents.

          Any declaration made pursuant to this Section 13.1 is subject to the condition that, if at any time after the outstanding principal of any of the Notes shall have become due and payable, and before any foreclosure action has been taken by the Agents or the Trustee under any of the Loan Documents to realize upon the security provided by such documents, all Breakage Costs and all arrears of interest upon the Notes and all other obligations owed to the Banks (except that principal of the Notes which by such declaration shall have become payable) shall have been duly paid, and every other default and Event of Default shall have been made good, waived or cured, then the Agents may, by written notice to the Borrowers, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.



Section 14.  MINIMUM VALUE, EVALUATION AND ADDITIONAL SECURITY.

          14.1 MINIMUM VALUE. The fair market value of the Rigs as determined pursuant to Section 14.2 below shall not be less than 200% of the Commitments at any time from the date of this Agreement until the fourth anniversary of such date and not less than 250% of the Commitments at any time thereafter.

          14.2 EVALUATION. On or before each annual anniversary of this Agreement, or at any other time when in the reasonable judgment of the Agents there has been an adverse development in the market for drilling rigs comparable to the Rigs that could adversely affect the value of the Rigs, upon the written request of the Agents, the Borrowers will promptly obtain at the Borrowers' expense an evaluation of the Rigs by a reputable independent offshore drilling rig broker selected by the Borrowers but acceptable to the Agents. In the event that any such evaluation establishes that the fair market value of the Rigs is less than the amount required by Section 14.1(a) above at the time of the evaluation, the Borrowers shall within twenty (20) days of the request of the Agents (but at the Borrowers' option) either:

          (a) provide additional security acceptable to the Agents to insure that the fair market value of the Rigs as determined pursuant to this Section 14.2 and such additional security is equal to at least the amount required by Section 14.1(a) above; or

          (b)  reduce the Commitments in the manner provided for in Section
6.4 hereof in an amount as is necessary to insure that the fair market value of the Rigs as determined pursuant to this Section 14.2 is at least the amount required by Section 14.1(a) above after such reductions have been made; or

          (c) a combination of (a) and (b) above which shall result in the fair market value of the Rigs as determined pursuant to this Section 14.2 being at least the amount required by Section 14.1(a) above.

          14.3 FAILURE TO MAINTAIN MINIMUM VALUE. The failure of the Borrowers to take action under Section 14.2(a), (b) or (c) above after having been requested to do so by the Agents, which failure shall result in the fair market value of Rigs as determined pursuant to Section 14.2 above remaining below the amount required by Section 14.1(a) above for twenty
(20) or more days after the date of the Agents' request shall constitute an immediate Event of Default under Section 13.1 of this Agreement and shall give the Agents the right to immediately exercise any or all of their rights under such Section.

Section 15.  RIGHTS AND DUTIES OF THE AGENTS AND THE BANKS.

          15.1 OBLIGATIONS SEVERAL. The obligations of the Banks hereunder shall be several and the failure of one Bank to perform hereunder shall not relieve any other Bank from such other Bank's obligation to perform, nor shall such other Bank be required to increase its obligation hereunder.



          15.2 APPOINTMENT AND DUTIES OF AGENTS. (a) The parties hereto agree that Christiania Bank og Kreditkasse, New York Branch and Den norske Bank AS, New York Branch shall act, subject to the terms and conditions of this Section 15, as the Agents for the Banks, and to the extent set forth herein each of the Banks hereby irrevocably appoints, authorizes, empowers and directs the Agents to jointly take such action on its behalf and to jointly exercise such powers as are specifically delegated to the Agents herein or are reasonably incidental thereto in connection with the administration of and the enforcement of any rights or remedies with respect to this Agreement, the Notes and the other Loan Documents. It is expressly understood and agreed that the obligations of the Agents under the Loan Documents are only those expressly set forth in this Agreement. The Agents shall use reasonable diligence to examine the face of each document received by them hereunder to determine whether such documents, on its face, appears to be what it purports to be. However, the Agents shall not be under any duty to examine into and pass upon the validity or genuineness of any documents received by them hereunder and the Agents shall be entitled to assume that any of the same which appears regular on its face is genuine and valid and what it purports to be.

          (b) The parties hereto agree further that Christiania Bank og Kreditkasse, New York Branch shall act as the Administrative Agent. In such role it shall be responsible for receiving and making all payments under the Loan Documents, giving and receiving all notices and demands under the Loan Documents and receiving and distributing all documents and information.

          (c) Except as specifically provided in Section 15.4 below; the Agents shall:

               (i) act pursuant to the instructions of the Banks in all matters relating to the terms and interest rate on the Notes, all collateral for the Obligations, waivers or amendments of Sections 12.5, 12.14, 13.1(a) and 14 hereof and Sections 8(i), 8(j), 8(k) and 8(l) of the ENSCO Guaranty; and

               (ii) act pursuant to the instructions of the Majority Banks as to all other matters.

          15.3   DISCRETION AND LIABILITY  OF AGENTS.   Subject to Sections
15.4 and 15.6 hereof, the Agents shall be entitled to use their discretion with respect to exercising or refraining from exercising any rights which may be vested in them under any of the Loan Documents or otherwise, or with respect to taking or refraining from taking any action or actions which they may be able to take under any of the Loan Documents. Neither the Agents nor any of their directors, officers, employees, agents or representatives shall be liable for any action taken or omitted by them hereunder or in connection herewith, except for their own gross negligence or willful misconduct. The Agents shall incur no liability under, or in respect of this Agreement, by acting upon a notice, certificate, warranty or other paper or instrument reasonably believed by them to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which they may do or refrain from doing in the reasonable exercise of their judgment, or which may seem to them to be necessary or desirable in the premises.



          15.4  EVENT OF DEFAULT.

          (a) The Agents shall be entitled to assume that no Event of Default or event which would constitute an Event of Default after notice or lapse of time, or both, has occurred and is continuing, unless the Agents have actual knowledge of such facts or have received notice from a Bank in writing that such Bank considers that an Event of Default or event which would constitute an Event of Default after notice or lapse of time, or both, has occurred and is continuing and which specifies the nature thereof.

          (b) In the event that the Agents shall acquire actual knowledge of any Event of Default or event which would constitute an Event of Default after notice or lapse of time, or both, the Agents shall promptly notify (either orally or in writing) the Banks of such Event of Default or event and (i) in the case of default under Section 13.1(a) above may, or if instructed in writing by any Bank shall, take such action and assert such rights as are contemplated under this Agreement and (ii) in the case of any other default under Section 13.1 above may in an emergency, or if requested in writing by the Banks shall, take such action and assert such rights as are contemplated under this Agreement. The Agents shall be indemnified pro rata by the Banks against any liability or expenses, including, but not limited to, travel expenses and internal and external counsel fees and expenses, incurred in connection with taking such action. The Agents may refrain from acting in accordance with any instructions from the Banks until they shall have been indemnified to their satisfaction against any and all costs and expenses which they will or may expend or incur in complying with such instructions.

          15.5 CONSULTATION. When acting in connection with this Agreement, the Agents may engage and pay for the advice and services of any lawyers, accountants, surveyors or other experts whose advice or services may to them appear necessary, expedient or desirable and the Agents shall be entitled to fully rely upon any opinion or such advice so obtained.

          15.6 COMMUNICATIONS TO AND FROM AGENTS. When any notice, approval, consent, waiver or other communication or action is required or may be delivered by the Banks hereunder, action by the Agents shall be effective for all purposes hereunder; provided, that upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Banks, unless action by the Agents alone, or only upon instruction of all of the Banks, is expressly permitted or required hereunder, action shall be taken by the Agents for and on behalf of or for the benefit of all the Banks upon the direction of the Banks. The Borrowers may rely on any communication from either Agent hereunder and need not inquire into the propriety of or authorization for such communication. Upon receipt by the Agents from the Borrowers or any Bank of any communication calling for an action on the part of the Banks, they will, in turn, promptly inform the other Banks in writing of the nature of such communication.

          15.7   LIMITATIONS  OF AGENCY.   Notwithstanding anything  in the
Loan Documents, expressed or implied, it is agreed by the parties hereto, that the Agents will act under the Loan Documents as Agents solely for the Banks and only to the extent specifically set forth herein, and will, under no circumstances, be considered to be an agent or fiduciary of any nature



whatsoever in respect to any other Person. The Agents may generally engage in any kind of banking or trust business with the Borrowers or ENSCO or any of their affiliates as if they were not the Agents and shall include their own Commitments in all calculations hereunder with respect to which Commitments they may act or omit to act as if they were not the Agents.

          15.8  NO REPRESENTATIONS OR WARRANTY.

          (a) No Bank (including the Agents) makes to any other Bank any representation or any warranty, expressed or implied, or assumes any responsibility with respect to the Credit Facility or the execution, construction or enforceability of the Loan Documents or any instrument or agreement executed by the Borrowers or any other Person in connection therewith.

          (b) The Agents take no responsibility for the accuracy or completeness of any information concerning the Borrowers or the Guarantors distributed by the Agents in connection with the Credit Facility nor for the truth of any representation or warranty given or made herein, nor for the validity, effectiveness, adequacy or enforceability of this Agreement or any of the other Loan Documents.

          15.9 BANK CREDIT DECISION. Each Bank acknowledges that it has independent of and without reliance upon any other Bank (including the Agents) or any information provided by any other Bank (including the Agents) and based on the financial statements of the Borrowers and the Guarantors and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independent of and without reliance upon any other Bank (including the Agents) and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under this Agreement and any other documents relating thereto.

          15.10 INDEMNITY. Notwithstanding any of the provisions hereof, to the extent the Agents have not been so indemnified by the Borrowers, the Banks shall severally indemnify the Agents against any and all losses, costs, liabilities, damages or expenses, including but not limited to, reasonable travel expenses and internal and external counsel's reasonable fees and expenses, arising from, or in connection with, their performance as Agents hereunder and not caused by their gross negligence or willful misconduct.

          15.11 RESIGNATION. The Administrative Agent or either Agent may resign as such at any time upon at least 30 days' prior notice to the Borrowers and the Banks, provided that such resignation shall not take
effect until  a successor  agent has been  appointed.   In the  event of  a
resignation by an  Agent as the Administrative Agent, the other Agent shall
immediately  become  Administrative  Agent  and  the  Agent  resigning   as
Administrative  Agent shall  continue  as an  Agent.   In  the  event of  a
resignation by an Agent of its role as Agent, the remaining Agent may, by written notice to the Banks within 30 days of such resignation, elect to
continue  as sole  Agent.   In  such a  situation, all  references in  this
Agreement  to "Agents"  shall automatically  and without  the need  for any
amendment be  read as  "Agent".   If  the remaining  Agent  chooses not  to
continue as sole Agent or in the absence of an election within 30 days of



resignation, the Banks shall promptly appoint a successor agent or agents from among the Banks, and if they fail to do so within 30 days after such notice the remaining Agent may appoint a successor agent. If both Agents shall resign, the Banks shall appoint a successor agent or agents from among the Banks and such successor agent or agents shall be acceptable to the Borrowers, such consent not to be unreasonably withheld.

          15.12 DISTRIBUTION. The Agents shall be responsible for promptly distributing each Bank's pro rata share of all net amounts applied by the Agents to principal of and interest on the Notes. Each Bank shall be responsible for designating by written notice to the Agents the account to which such distribution shall be deposited.

          15.13 LIMITATION OF SUITS. All rights of action and claims under this Agreement or the Notes of the Banks shall be prosecuted and enforced only by the Agents. The Banks agree that they shall not independently institute any proceedings, judicial or otherwise, to enforce their rights against the Borrowers under this Agreement or the Notes, unless:

          (a) one of the Banks has previously given written notice to the Agents of a continuing Event of Default;

          (b) one of the Banks shall have made written request to the Agents to institute proceedings in respect of such Event of Default as Agents hereunder;

          (c) one of the Banks shall have offered to the Agents reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d)  the Agents for 30  days after their receipt of  such notice,
request   and  offer  of  indemnity  have  failed  to  institute  any  such proceedings; and

          (e) no direction inconsistent with such written request has been given to the Agents by the Bank giving notice of any Event of Default during such thirty-day period.

          15.14 WITHHOLDING TAXES. (a) The Agents and the Banks shall not later than the first Drawdown Date make all filings necessary to apply to the U.K. Inland Revenue under the relevant Double Taxation Agreements for relief from U.K. withholding taxes with respect to Facility A and Facility
B. The Banks will regularly report to the Borrowers as to the status of such applications and filings. In the event that such relief is not obtained before the first Interest Payment Date and payment of such U.K. withholding taxes is required, the Banks shall assign the Commitments to their lending offices where no such withholding tax will be due or take other action acceptable to the Borrowers to insure that no such withholding tax will be due.

          (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof (including each Bank that becomes a party to this Agreement pursuant to Section 16.8 below) agrees that, prior to the first date on which any payment is due to it hereunder, it will, to the extent it may lawfully do so, deliver to the Borrowers and



the Agents two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable from, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes, without deduction or withholding of any United States federal income taxes. At the request of the Borrowers, each Bank which delivers to the Borrowers and the Agents a Form 1001 or 4224 pursuant to the preceding sentence further undertakes to deliver to the Borrowers and the Agents two further copies of said Form 1001 or 4224, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers, certifying in the case of Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

Section 16.  MISCELLANEOUS.

          16.1 ENTIRE AGREEMENT. This Agreement with its Schedules and Exhibits embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof, including the offer letter dated August 31, 1995, from the Agents to ENSCO, as accepted September 1, 1995.

          16.2   NO  WAIVER.   No  failure to  exercise,  and no  delay  in
exercising any right, power or remedy hereunder or under any document delivered pursuant hereto shall impair any right, power or remedy which the Agents or the Banks may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach or default under this Agreement or any document delivered pursuant hereto, nor shall any waiver of any breach or default of the Borrowers hereunder be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which the Agents or the Banks would otherwise have.

          16.3 SURVIVAL. All representations, warranties and agreements herein contained on the part of the Borrowers shall survive the making of the Advances hereunder and all such representations, warranties, and agreements shall be effective as long as any amount arising pursuant to the terms of this Agreement or the Notes remains unpaid.





          16.4 NOTICES. (a) All notices, requests, consents, demands, and other communications provided for or permitted hereunder shall be effective three (3) days after being duly deposited in the mails, certified, return receipt requested, or upon receipt if delivered to Federal Express or similar courier company or transmitted by telefax, addressed to the respective party at the address set forth below.

          BORROWERS:     ENSCO Offshore Company
                         2700 Fountain Place
                         1445 Ross Avenue
                         Dallas, Texas  75202
                         Telefax No. (214) 855-0300
                         Attention:  Chief Financial Officer

                         ENSCO Offshore U.K. Ltd.
                         ENSCO House
                         Badentoy Avenue
                         Badentoy Park
                         Portlethen, Aberdeen
                         AB1 4YB
                         Scotland
                         Telefax No. 011 44 1224 780 444
                         Attention:  Vice President

                         with copies to:

                         ENSCO Offshore U.K. Ltd.
                         2700 Fountain Place
                         1445 Ross Avenue
                         Dallas, Texas  75202
                         Telefax No. (214) 855-0300
                         Attention:  Chief Financial Officer

          AGENTS:        Christiania Bank og Kreditkasse,
                              New York Branch
                         11 West 42nd Street, 7th Floor
                         New York, New York 10036
                         Telefax No. (212) 827-4888
                         Attention:  Head of Shipping

                         Den norske Bank AS, New York Branch
                         200 Park Avenue
                         New York, New York  10166
                         Telefax No. (212) 681-3900
                         Attention:  Shipping Group Head


          BANKS:         Christiania Bank og Kreditkasse,
                              New York Branch
                         11 West 42nd Street, 7th Floor
                         New York, N.Y. 10036
                         Telefax No. (212) 827-4888
                         Attention:  Head of Shipping

                         Den norske Bank AS, New York Branch
                         200 Park Avenue
                         New York, New York  10166
                         Telefax No. (212) 681-3900
                         Attention:  Shipping Group Head


     (b) Any of the parties hereto may change their respective addresses by notice in writing given to the other parties to this Agreement.

          16.5   TERMINATION.    This Agreement  shall  terminate when  all
obligations of the Borrowers incurred under the Loan Documents shall have been discharged in full and all of the Commitments shall have terminated.

          16.6 SEVERABILITY OF PROVISIONS. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          16.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agents, the Banks and their respective successors and permitted assigns; provided, however, that the Borrowers may not transfer their rights to borrow under this Agreement without the prior written consent of the Agents.

          16.8 ASSIGNMENT AND PARTICIPATION. (a) Subject to compliance with the provisions of this Section 16.8, the Banks shall have the right to assign or grant participations in all or part of the obligations of the Borrowers outstanding under this Agreement or the Notes evidencing such obligations to affiliates of the Banks or to any foreign, federal or state banking institution, savings and loan association or finance company.

          (b) The Agents shall inform the Borrowers in advance as to any proposed assignment by a Bank and the identity of the prospective assignee. The consent of the Borrowers shall not be necessary for any assignment of all of a Bank's interest under this Agreement to a member of the corporate group of which such Bank is a member or for any participation. As to any other assignment the consent of the Borrowers shall be required.

          (c)  Each Bank may,  subject to Section 16.8(b) above,  assign to one or more banks or other foreign, federal or state banking institution, savings and loan association or finance company all or a portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents; provided that (i) for each such assignment, the parties thereto shall execute and deliver  to the Administrative Agent, for  its acceptance and recording in the Register (as defined below), an Assignment and Acceptance Agreement substantially in the form attached hereto as Exhibit D and (ii) no  such assignment shall be  for less than  Ten  Million  Dollars
(USD 10,000,000).   Upon such execution and  delivery of the Assignment and


Acceptance Agreement to the Administrative Agent, from and after the date specified as the effective date in the Assignment and Acceptance Agreement (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto and such assignee shall have the rights and obligations of a Bank hereunder, and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

          (d) By executing and delivering an Assignment and Acceptance Agreement, the assignee thereunder confirms and agrees that: (i) other than as provided in such Assignment and Acceptance Agreement, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents, (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the Guarantors or the performance or observance by the Borrowers or the Guarantors of any of their obligations under this Agreement or any of the other Loan Documents,
(iii) such assignee confirms that it has received copies of this Agreement, the Notes and the other Loan Documents together with all such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement, (iv) such assignee will, independently and without reliance upon the Agents, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents, (v) such assignee appoints and authorizes the Agents to take such action on its behalf and to exercise such powers under this Agreement as are delegated to the Agents by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (e) The Administrative Agent shall maintain at its address referred to in Section 16.4 of this Agreement a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and such Banks'
Commitments (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrowers, the Guarantors or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Bank, the Administrative Agent shall, if such
Assignment   and  Acceptance  Agreement  has  been   completed  and  is  in
substantially the form of Exhibit D hereto, (i) accept such Assignment and



Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and the Guarantors.

          (g) Each Bank may sell participations (without the consent of the Agents, the Borrowers or any other Bank) to one or more parties, in or to all or a portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents; provided, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Guarantors, the Agents and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, the Notes and the other Loan Documents, and (iv) such Bank shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for any payments under this Agreement in which such participant is participating, (B) change the amount of the Commitment in which such participant is participating (C) reduce the interest or fees payable under this Agreement, or (D) modify the collateral for the Loan.

          (h) Each Bank agrees that, without the prior written consent of the Borrowers and the Agents, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of this Agreement under the securities laws of the United States of America or of any jurisdiction.

          (i) The Borrowers hereby agree to assist with any assignment made pursuant to this Section 16.8 by executing and delivering any documents or instruments reasonably requested by the Banks in connection with any such assignment, including but not limited to, amendments to this Agreement, consents to assignments or new promissory notes.

          16.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

          16.10 JURISDICTION. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT AND THE NOTES MAY BE INSTITUTED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE AGENTS, THE BANKS AND THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION OF EACH SUCH COURT, AND IRREVOCABLY AND UNCONDITIONALLY WAIVE
(i) ANY OBJECTION THE BORROWERS, THE AGENTS OR THE BANKS MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY OF SUCH COURTS, AND (ii) ANY CLAIMS THAT ANY ACTION OR PROCEEDING BROUGHT IN ANY OF SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. PROVIDED, HOWEVER, THAT NOTHING IN THIS
SECTION 16.10 SHALL LIMIT OR RESTRICT THE RIGHT OF THE TRUSTEE TO BRING SUIT AGAINST THE BORROWERS, THE RIGS OR ANY EARNINGS OR REVENUES OF THE RIGS ANYWHERE IN THE WORLD TO ENFORCE THE SECURITY PROVIDED IN THE MORTGAGES AND THE ASSIGNMENTS.



          16.11 CHOICE OF LAW. THIS AGREEMENT AND THE NOTES ISSUED HEREUNDER AND ALL ISSUES ARISING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT THAT WITH RESPECT TO THE PROVISIONS OF THIS AGREEMENT AND THE NOTES WHICH PROVIDE FOR OR RELATE TO THE PAYMENT OF INTEREST, PROVISIONS OF APPLICABLE FEDERAL LAW WHICH PERMIT THE BANKS TO CHARGE THE HIGHER OF THE RATE PERMITTED BY SUCH APPLICABLE LAW OR BY THE LAWS OF THE STATE IN WHICH THE BANKS ARE LOCATED SHALL BE DEEMED GOVERNING AND CONTROLLING.

          16.12 WAIVER OF JURY TRIAL. THE BORROWERS, THE AGENTS AND THE BANKS HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

          16.13 AMENDMENT AND WAIVER. Except as otherwise provided herein, no provision of this Agreement may be amended, modified, supplemented, changed, waived, discharged or terminated, unless all parties hereto consent in writing.

          16.14 NO ORAL AGREEMENTS. THIS WRITTEN CREDIT FACILITY AGREEMENT WITH ITS SCHEDULES AND EXHIBITS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          16.15 HEADINGS, ETC. The table of contents of this Agreement and the headings of various sections and subsections herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. References to sections or subsections without reference to the document in which they are contained are references to this Agreement.

          16.16 CONFIDENTIALITY. The Banks and the Agents agree that all information received by them from the Borrowers, the Guarantors or the Subsidiaries pursuant to the Loan Documents which is not available to the general public or ENSCO's shareholders shall not be disclosed by the Banks or the Agents to any third parties except (i) to the professional advisors of the Banks and the Agents in connection with the administration of the Loan Documents and the enforcement of the rights of the Banks and the Agents under such documents (ii) in connection with an assignment or participation pursuant to Section 16.8 above or (iii) except as required by applicable laws and regulations and by order of courts of competent jurisdiction. If the Banks or the Agents receive any such order to produce such information they shall give the Borrowers prompt notice of it in order to give them the opportunity to contest such order.

          16.17 CONTROLLING AGREEMENT. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                         ENSCO OFFSHORE COMPANY

                         By:  /s/  ROBERT O. ISAAC
                              -----------------------------------
                              Name:  Robert O. Isaac
                              Title: Assistant Secretary

                         ENSCO OFFSHORE U.K. LIMITED

                         By:  /s/  ROBERT O. ISAAC
                              -----------------------------------
                              Name:  Robert O. Isaac
                              Title: Secretary

                         CHRISTIANIA BANK OG KREDITKASSE,
                         NEW YORK BRANCH, as Agent

                         By:  /s/  MARTIN LUNDER
                              -----------------------------------
                              Name:  Martin Lunder
                              Title: First Vice President

                         By:  /s/  HANS CHR. KJELSRUD
                              -----------------------------------
                              Name:  Hans Chr. Kjelsrud
                              Title: Vice President

                         DEN NORSKE BANK AS, NEW YORK BRANCH
                              as Agent

                         By:  /s/  THEODORE S. JADICK, JR.
                              -----------------------------------
                              Name:  Theodore S. Jadick, Jr.
                              Title: Senior Vice President

                         By:  /s/  BARBARA GRONQUIST
                              -----------------------------------
                              Name:  Barbara Gronquist
                              Title: Vice President

                         CHRISTIANIA BANK OG KREDITKASSE,
                         NEW YORK BRANCH

                         By:  /s/  MARTIN LUNDER
                              -----------------------------------
                              Name:  Martin Lunder
                              Title: First Vice President

                         By:  /s/  HANS CHR. KJELSRUD
                              -----------------------------------
                              Name:  Hans Chr. Kjelsrud
                              Title: Vice President




                         DEN NORSKE BANK AS, NEW YORK BRANCH

                         By:  /s/  THEODORE S. JADICK, JR.
                              -----------------------------------
                              Name:  Theodore S. Jadick, Jr.
                              Title: Senior Vice President

                         By:  /s/  BARBARA GRONQUIST
                              -----------------------------------
                              Name:  Barbara Gronquist
                              Title: Vice President


Agreed to and Accepted
this 27TH day of September, 1995.

ENSCO INTERNATIONAL INCORPORATED

By:  /s/  ROBERT O. ISAAC
     ------------------------------
     Name:  Robert O. Isaac
     Title: Assistant Secretary

PENROD, INC.

By:  /s/  ROBERT O. ISAAC
     ------------------------------
     Name:  Robert O. Isaac
     Title: Assistant Secretary



        SCHEDULE 1 TO AMENDED AND RESTATED CREDIT FACILITY AGREEMENT


                              BANK COMMITMENTS
                              ----------------


     BANK                     PERCENTAGE          AMOUNT
     ----                     ----------          ------

1.   Christiania Bank og          50%         USD 65,000,000
     Kreditkasse, New York
     Branch

2.   Den norske Bank AS,          50%         USD 65,000,000
     New York Branch



        SCHEDULE 2 TO AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

                                    RIGS
                                    ----


NAME        OWNER                     FLAG       HOME PORT    OFFICIAL NO.
----        -----                     ----       ---------    ------------
ENSCO 63    ENSCO Offshore Company    U.S.       New Orleans     589096

ENSCO 68    ENSCO Offshore Company    U.S.       New Orleans     574668

ENSCO 81    ENSCO Offshore Company    U.S.       New Orleans     606512

ENSCO 82    ENSCO Offshore Company    U.S.       New Orleans     602912

ENSCO 83    ENSCO Offshore Company    U.S.       New Orleans     605536

ENSCO 84    ENSCO Offshore Company    U.S.       New Orleans     637544

ENSCO 86    ENSCO Offshore Company    U.S.       New Orleans     643110

ENSCO 87    ENSCO Offshore Company    U.S.       New Orleans     648969

ENSCO 88    ENSCO Offshore Company    U.S.       New Orleans     645637

ENSCO 89    ENSCO Offshore Company    U.S.       New Orleans     652440

ENSCO 90    ENSCO Offshore Company    U.S.       New Orleans     647859

ENSCO 93    ENSCO Offshore Company    U.S.       New Orleans     651385

ENSCO 94    ENSCO Offshore Company    U.S.       New Orleans     638685

ENSCO 95    ENSCO Offshore Company    U.S.       New Orleans     642112

ENSCO 99    ENSCO Offshore Company    U.S.       New Orleans     682070

ENSCO 80    ENSCO Offshore U.K. Ltd.  Bahamas    Nassau          724944

ENSCO 85    ENSCO Offshore U.K. Ltd.  Bahamas    Nassau          724945

ENSCO 92    ENSCO Offshore U.K. Ltd.  Bahamas    Nassau          724946



        SCHEDULE 3 TO AMENDED AND RESTATED CREDIT FACILITY AGREEMENT


                             UNENCUMBERED RIGS
                             -----------------

NAME       OWNER                    FLAG      HOME PORT       OFFICIAL NO.
----       -----                    ----      ---------       ------------

ENSCO 64   ENSCO Offshore Company   U.S.      New Orleans, LA    553088

ENSCO 69   ENSCO Offshore Company   U.S.      New Orleans, LA    574669

ENSCO 70   ENSCO Offshore Company   Bahamas   Nassau, Bahamas    725305

ENSCO 71   ENSCO Offshore Company   Bahamas   Nassau, Bahamas    725304

ENSCO 72   ENSCO Offshore Company   Bahamas   Nassau, Bahamas    704622



                                                            EXHIBIT A-1 TO
                                                      AMENDED AND RESTATED
                                                 CREDIT FACILITY AGREEMENT



                           ENSCO OFFSHORE COMPANY
                        ENSCO OFFSHORE U.K. LIMITED


              FACILITY A AMENDED AND RESTATED PROMISSORY NOTE
              -----------------------------------------------

USD 80,000,000                                          September __, 1995


FOR VALUE RECEIVED, ENSCO OFFSHORE COMPANY and ENSCO OFFSHORE U.K. LIMITED (the "Borrowers") hereby jointly and severally promise to pay to CHRISTIANIA BANK OG KREDITKASSE, NEW YORK as Administrative Agent for the Banks (the "Banks") referred to in the Amended and Restated Credit Facility Agreement dated as of September 27, 1995, as amended, restated or supplemented from time to time (the "Credit Agreement") among the Borrowers, the Banks and the Agents or order, on or before October 18, 2001, or otherwise, as hereinafter provided, EIGHTY MILLION DOLLARS OF THE UNITED STATES OF AMERICA (USD 80,000,000), or so much thereof as may be advanced and outstanding under Facility A of the Credit Agreement, and to pay interest on the unpaid portion of said principal sum outstanding from time to time, as hereinafter provided.


                           PRINCIPAL AND INTEREST
                           ----------------------

1.1 (a) Interest on this Note shall be payable at the times and the rates as provided in Section 5.1 of the Credit Agreement.

     (b) In case any payment of principal or interest is not paid when due, additional interest at the rate determined as provided in Section 5.3 of the Credit Agreement shall be payable on all overdue principal and, to the extent that the same may be lawful, on all overdue interest.

1.2 Interest shall be calculated as provided in Section 5.1 of the Credit Agreement.

1.3 The Facility A Commitments shall be reduced in installments as provided in Section 6.2(a) of the Credit Agreement or otherwise as provided in Sections 6.4 and 6.5 of the Credit Agreement. All payments under this Note shall be made to the Administrative Agent as provided in Section 6.6 of the Credit Agreement.

                                  SECURITY
                                  --------

2.1 This Note is one of the promissory notes issued under and pursuant to the Credit Agreement and is secured by, among other things, a U.S. First Preferred Fleet Mortgage on fifteen U.S. flag drilling rigs dated December



17, 1993, as amended, and Bahamian Statutory Mortgages and a Deed of Covenants on three Bahamian flag drilling rigs dated December 17, 1993 in favor of Bankers Trust Company, as Trustee for the Banks (the "Mortgages"). Reference is hereby made to the Mortgages for a description of the property thereby mortgaged, the nature and extent of the security afforded thereby and the rights of the Borrowers, the Banks, the Agents and the Trustee with respect to such security as provided in the Mortgages. Payment of this Note may be demanded prior to the maturity of this Note under certain circumstances and conditions, in the manner, and with the effect, provided in the Mortgages or the Credit Agreement. A true and complete copy of the form of the Credit Agreement is attached to the Mortgages and made a part thereof.

2.2  This  Note evidences the Facility  A Advances made  by the Banks under
Section 2 of the Credit Agreement.

2.3 This Note is the amendment, restatement, renewal and extension of the promissory note of the Borrowers dated December 17, 1993.


                               MISCELLANEOUS
                               -------------

3.1 All parties hereto, including endorsers hereof, hereby waive presentment for payment, demand, protest and notice of protest and non-payment hereof and hereby consent that any and all securities or other property, if any, held by or for the holders hereof at any time as security for this Note may be exchanged, released or surrendered and that the time of payment of this Note may be extended, all in the sole discretion of the holders hereof and without notice and without affecting in any manner the liability of the parties hereto.

3.2 No course of dealing between the Borrowers and the Agents, the Banks or the Trustee in exercising any rights hereunder shall operate as a waiver of any right of any holders except to the extent expressly waived in writing by such holder.

3.3 Whenever any payment to be made hereunder shall be due on a day which is not a Business Day, such payments shall be made on the next Business Day; provided, however, that if such next succeeding Business Day is in a new month, then the payment required under the Credit Agreement or this Note shall be made on the first Business Day preceding the original date on which payment was due.

3.4 Any notice to be given pursuant to this Note shall be given in accordance with Section 16.4 of the Credit Agreement.

3.5 THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCEPT THAT WITH RESPECT TO THE PROVISIONS OF THIS NOTE WHICH PROVIDE FOR OR RELATE TO THE PAYMENT OF INTEREST, ANY PROVISIONS OF APPLICABLE FEDERAL LAW WHICH PERMIT THE BANKS TO CHARGE THE HIGHER OF THE RATE PERMITTED BY SUCH APPLICABLE LAW OR BY THE LAWS OF THE STATE IN WHICH THE BANKS ARE LOCATED SHALL BE DEEMED GOVERNING AND CONTROLLING.



3.6 THE BORROWERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR ANY OF THE LOAN DOCUMENTS.

3.7 Capitalized terms used in this Note but not defined herein shall have the meanings given to them in the Credit Agreement.

          IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed the day and year first above written.

                         ENSCO OFFSHORE COMPANY


                         By:  ------------------------------
                              Name:   ______________________
                              Title:  ______________________


                         ENSCO OFFSHORE U.K. LIMITED


                         By:  ------------------------------
                              Name:   ______________________
                              Title:  ______________________



                                                            EXHIBIT A-2 TO
                                                      AMENDED AND RESTATED
                                                 CREDIT FACILITY AGREEMENT



                        ENSCO OFFSHORE U.K. LIMITED


              FACILITY B AMENDED AND RESTATED PROMISSORY NOTE
              -----------------------------------------------

USD 50,000,000                                           September __, 1995


FOR VALUE RECEIVED, ENSCO OFFSHORE U.K. LTD. (the "Borrower") hereby promises to pay to CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, as Administrative Agent for the Banks (the "Banks") referred to in the Amended and Restated Credit Facility Agreement dated as of September 27, 1995, as amended, restated or supplemented from time to time (the "Credit Agreement") among the Borrower, ENSCO Offshore Company, the Banks and the Agents or order, on or before October 18, 2001, or otherwise, as hereinafter provided, FIFTY MILLION DOLLARS OF THE UNITED STATES OF AMERICA (USD 50,000,000), or so much thereof as may be advanced and outstanding under Facility B of the Credit Agreement, and to pay interest on the unpaid portion of said principal sum outstanding from time to time, as hereinafter provided.


                           PRINCIPAL AND INTEREST
                           ----------------------

1.1 (a) Interest on this Note shall be payable at the times and the rates as provided in Section 5.1 of the Credit Agreement.

     (b) In case any payment of principal or interest is not paid when due, additional interest at the rate determined as provided in Section 5.3 of the Credit Agreement shall be payable on all overdue principal and, to the extent that the same may be lawful, on all overdue interest.

1.2 Interest shall be calculated as provided in Section 5.1 of the Credit Agreement.

1.3 The Facility B Commitments shall be reduced in installments as provided in Section 6.2(a) of the Credit Agreement or otherwise as provided in Sections 6.4 and 6.5 of the Credit Agreement. All payments under this Note shall be made to the Administrative Agent as provided in Section 6.6 of the Credit Agreement.

                                  SECURITY
                                  --------

2.1 This Note is one of the promissory notes issued under and pursuant to the Credit Agreement and is secured by, among other things, a U.S. First Preferred Fleet Mortgage on fifteen U.S. flag drilling rigs dated December



17, 1993, as amended, and Bahamian Statutory Mortgages and a Deed of Covenants on three Bahamian flag drilling rigs dated December 17, 1993 in favor of Bankers Trust Company, as Trustee for the Banks (the "Mortgages"). Reference is hereby made to the Mortgages for a description of the property thereby mortgaged, the nature and extent of the security afforded thereby and the rights of the Borrower, the Banks, the Agents and the Trustee with respect to such security as provided in the Mortgages. Payment of this Note may be demanded prior to the maturity of this Note under certain circumstances and conditions, in the manner, and with the effect, provided in the Mortgages or the Credit Agreement. A true and complete copy of the form of the Credit Agreement is attached to the Mortgages and made a part thereof.

2.2  This  Note evidences the Facility  B Advances made  by the Banks under
Section 4 of the Credit Agreement.

2.3 This Note is the amendment, restatement, renewal and extension of the promissory note of the Borrower dated December 17, 1993.


                               MISCELLANEOUS
                               -------------

3.1 All parties hereto, including endorsers hereof, hereby waive presentment for payment, demand, protest and notice of protest and non-payment hereof and hereby consent that any and all securities or other property, if any, held by or for the holders hereof at any time as security for this Note may be exchanged, released or surrendered and that the time of payment of this Note may be extended, all in the sole discretion of the holders hereof and without notice and without affecting in any manner the liability of the parties hereto.

3.2 No course of dealing between the Borrower and the Agents, the Banks or the Trustee in exercising any rights hereunder shall operate as a waiver of any right of any holders except to the extent expressly waived in writing by such holder.

3.3 Whenever any payment to be made hereunder shall be due on a day which is not a Business Day, such payments shall be made on the next Business Day; provided, however, that if such next succeeding Business Day is in a new month, then the payment required under the Credit Agreement or this Note shall be made on the first Business Day preceding the original date on which payment was due.

3.4 Any notice to be given pursuant to this Note shall be given in accordance with Section 16.4 of the Credit Agreement.

3.5 THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCEPT THAT WITH RESPECT TO THE PROVISIONS OF THIS NOTE WHICH PROVIDE FOR OR RELATE TO THE PAYMENT OF INTEREST, ANY PROVISIONS OF APPLICABLE FEDERAL LAW WHICH PERMIT THE BANKS TO CHARGE THE HIGHER OF THE RATE PERMITTED BY SUCH APPLICABLE LAW OR BY THE LAWS OF THE STATE IN WHICH THE BANKS ARE LOCATED SHALL BE DEEMED GOVERNING AND CONTROLLING.



3.6 THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR ANY OF THE LOAN DOCUMENTS.

3.7 Capitalized terms used in this Note but not defined herein shall have the meanings given to them in the Credit Agreement.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed the day and year first above written.

                         ENSCO OFFSHORE U.K. LIMITED


                         By:  ------------------------------
                              Name:   ______________________
                              Title:  ______________________


                                                              EXHIBIT B TO
                                                      AMENDED AND RESTATED
                                                 CREDIT FACILITY AGREEMENT


                    AMENDED AND RESTATED ENSCO GUARANTY
                    -----------------------------------


     GUARANTY, dated as of September 27, 1995, made jointly and severally by ENSCO INTERNATIONAL INCORPORATED (formerly known as Energy Service Company, Inc. "ENSCO"), a corporation organized and existing under the laws of the State of Delaware and PENROD, INC. ("PENROD"), a corporation
organized  and  existing  under   the  laws  of  the  State   of  Delaware,
(collectively, the "Guarantors") in favor of CHRISTIANIA BANK OG KREDITKASSE, New York Branch and DEN NORSKE BANK AS, New York Branch, and the other financial institutions referred to in the Credit Agreement defined below (the "Banks").

     WHEREAS, pursuant to the Guaranty of ENSCO and PENROD dated as of December 17, 1993, as amended as of November 1, 1994, (the "Original Guaranty"), the Guarantors guaranteed certain obligations of their affiliates, ENSCO OFFSHORE COMPANY, a Delaware corporation and ENSCO OFFSHORE U.K. LIMITED, a corporation organized and existing under the laws of the England, (the "Borrowers") under (i) a Credit Facility Agreement dated as of December 15, 1993, as amended as of November 1, 1994, among the Borrowers, the Banks named therein and the Agents, (the "Original Credit Agreement"), (ii) the promissory notes of the Borrowers in favor of the Agents on behalf of the Banks dated December 17, 1993, and (iii) the other Loan Documents; and

     WHEREAS, the Borrowers, the Banks and the Agents wish to amend the Original Credit Agreement in order to, among other things, increase the Credit Facility, restructure the Credit Facility and modify and amend other terms and provisions of the Original Credit Agreement, all pursuant to the Amended and Restated Credit Facility Agreement dated as of the date hereof (the "Credit Agreement"); and

     WHEREAS,  in  order to  induce  the  Banks to  enter  into  the Credit
Agreement, the Guarantors, as affiliates of the Borrowers, have agreed pursuant to this Amended and Restated ENSCO Guaranty to (i) amend certain of their financial covenants contained in the Original Guaranty and (ii) reaffirm their guarantee to the Banks of the due and punctual payment of the Borrowers' obligations under the Credit Agreement, the Notes and the other Loan Documents as provided in the ENSCO Guaranty; and

     WHEREAS, it is to the corporate benefit of the Guarantors that the Original Credit Agreement be amended and restated; and

     WHEREAS, in order to induce the Agents and the Banks to amend and restate the Original Credit Agreement, the Guarantors are prepared to guarantee the performance by the Borrowers of their obligations under the Credit Agreement, the Notes and the other Loan Documents; and

     WHEREAS, the Agents and the Banks are prepared to amend and restate the Original Credit Agreement in consideration, among other things, of the Guaranty by the Guarantors;



     NOW, THEREFORE, in consideration of the above recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend and restate the Original Guaranty as follows:

     SECTION 1. GUARANTY. The Guarantors hereby jointly and severally unconditionally and irrevocably guarantee the payment by the Borrowers of all amounts due by the Borrowers under the Credit Agreement and the Notes and the performance by the Borrowers of all of their obligations under the Credit Agreement, the Notes and the other Loan Documents (the obligations of the Borrowers under the Credit Agreement, the Notes and the other Loan Documents are hereinafter referred to as the "Obligations") and agree in addition to pay any and all reasonable expenses incurred by the Agents in enforcing any of their rights under this Guaranty.

     SECTION 2. GUARANTY ABSOLUTE. (a) The Guarantors hereby jointly and severally guarantee that the Obligations will be paid and performed strictly in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents with respect thereto. The joint and several liability of the Guarantors under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

          (i) any lack of validity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument entered into between the Borrowers, the Banks, the Agents or the Guarantors;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Notes or the other Loan Documents;

          (iii) any other circumstance, except payment of the Obligations, which might otherwise constitute a defense available to, or a discharge of, the Borrowers in respect of the Obligations or the Guarantors in respect of this Guaranty.

          (b) This is a guaranty of payment and performance and not of collection and the Banks shall not be required to exhaust their remedies against, the Borrowers before requiring the Guarantors to pay and perform under this Guaranty.

          (c) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Banks upon the insolvency, bankruptcy or reorganization of the Borrowers or otherwise, all as though such payment had not been made.

     SECTION 3. WAIVER. The Guarantors hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty (other than notices required by the Credit Agreement) and any requirement that the Agents exhaust any right or take any action against the Borrowers or any other person or entity or any collateral.



     SECTION 4. SUBROGATION. The Guarantors will not exercise any rights which they may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations shall have been paid in full. If any amount shall be paid to the Guarantors on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be forthwith paid to the Banks to be credited and applied against the Obligations. If (i) the Guarantors shall make payment to the Banks of all or any part of the Obligations and (ii) all the Obligations shall be paid in full, the Banks will execute and deliver to the Guarantors appropriate documents, without recourse and without representation or warranty, releasing this Guaranty and transferring to the Guarantors any and all rights the Banks may have against the Borrowers or necessary to evidence the transfer by subrogation to the Guarantors of any interest in the Obligations resulting from such payment by the Guarantors.

     SECTION 5. PAYMENTS FREE AND CLEAR OF TAXES, ETC. (a) All sums payable by the Guarantors under this Guaranty, whether of principal, interest, fees or otherwise, shall be paid in full without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Agency or taxing authority thereof, other than any tax, on or measured by the income of the Agents or the Banks (collectively the "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Guaranty.

          (b) A certificate as to any additional amounts payable to the Agents under this Section 5 submitted to the Guarantors by the Banks shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest error.

          (c) With respect to each deduction or withholding for or on account of any Taxes, the Guarantors shall promptly furnish to the Agents such certificates, receipts and other documents as may be required (in the reasonable judgment of the Agents) to establish any income tax credit to which any of the Banks may be entitled. In the event that such a deduction or withholding for Taxes becomes so applicable, the Banks and the Guarantors will use their best efforts to minimize the effect of such Taxes.

          (d) If any Taxes specified in subsection (a) above are paid by any Bank, the Guarantors will, upon demand of the Administrative Agent whether or not such Taxes shall be correctly or legally asserted, indemnify such Bank for such payments, together with any interest, penalties and expenses in connection therewith. In such case, the Guarantors shall be subrogated to the rights of the Banks to appear and contest the levy or assessment of any such Taxes. The Administrative Agent will give written notice to the Guarantors upon receipt of any notice regarding the assessment of any Taxes and will cooperate with the Guarantors in the event the Guarantors contest the assessment or payment of any Taxes.

          (e) If for the purpose of obtaining an order or judgment, or execution thereon, it should become necessary for a court to convert the amount due hereunder into another currency, the Guarantors agree that the



rate of exchange to be applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase Dollars, or with respect to Facility B, Pounds, with such other currency in London (or if unable to purchase Dollars, or with respect to Facility B, Pounds, in London, then in New York) on the Business Day preceding that on which such order or judgment is given (whether or not this includes a premium over any official or other rate of exchange). Further, the Guarantors agree to reimburse the Banks for any loss incurred by them as a result of any judgment or order being expressed in a currency other than Dollars, or with respect to Facility B, Pounds, and as a result of any variation having occurred in rates of exchange (as determined in accordance with the above formula) between the date of any such amount becoming due hereunder and the date of actual payment thereof.

     SECTION 6. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. (a) The Guarantors represent and warrant to the Banks that the Guarantors are generally subject to suit and that neither they nor their property enjoys any right to immunity from legal proceedings or execution on the grounds of sovereignty or otherwise. The Guarantors irrevocably waive any immunity they may have from the jurisdictions of the courts of the United States or of their states or which their property may have from attachment (before or after judgment) or execution by a court of the United States or any state. The Guarantors irrevocably consent to the non-exclusive jurisdiction of the courts of the State of New York or the United States District Court for the Southern District of New York or courts of any country or place where the Guarantors have their principal place of business or their assets may be found, at the election of the Agents. Any legal process shall be sufficiently served on the Guarantors in connection with proceedings in the State of New York if delivered to the Guarantors at 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202. The Guarantors agree that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Nothing in this Section 6 shall affect the right of the Banks to serve legal process in any other manner permitted by law or affect the right of the Banks to bring any action or proceeding against the Guarantors or their property in the courts of any other jurisdictions.

          (c) To the extent that the Guarantors have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property, the Guarantors hereby irrevocably waive such immunity in respect of their obligations under this Guaranty.

     SECTION 7.     REPRESENTATIONS AND  WARRANTIES.        The  Guarantors
hereby represent and warrant as to the following:

          (a) Each is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and each is duly qualified to do business in the jurisdictions in which the failure to be so qualified would have a material adverse effect on their business or financial condition.


          (b) The execution, delivery and performance by the Guarantors of this Guaranty and any other documents contemplated herein and the completion of all other transactions herein contemplated are within the Guarantors' corporate authority, are in furtherance of their corporate purposes, have been duly authorized by all necessary corporate action and will not contravene any applicable law or regulation nor violate the Guarantors' Articles of Incorporation or By-Laws nor any agreement binding on the Guarantors nor any applicable law or regulation or order or decree of any governmental authority or agency of the United States of America or the State of Texas.

          (c) This Guaranty is supported by adequate and sufficient consideration, has been validly signed on behalf of the Guarantors and represents the valid and binding obligation of the Guarantors, enforceable in accordance with its terms. The enforceability of this Guaranty, however, is subject to all applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to general equity principles.

          (d) The legality, validity, enforceability or admissibility of this Guaranty are not subject or conditional upon this Guaranty being filed, recorded or enrolled with any governmental authority or agency or stamped with any stamp, duty or similar transaction tax of the United States of America or the State of Texas.

          (e) The execution, delivery and performance by the Guarantors of this Guaranty and of each instrument given to secure this Guaranty do not to the best of their knowledge after due inquiry (1) violate any law, statute, ordinance, decree, order, judgment issued by any non-United States government, the government of the United States, any state of the United States and any political subsidiaries thereof, and any agency, department, commission, board or court having jurisdiction over the Borrowers or the Guarantors or their respective assets or property; (2) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which the Guarantors are now a party or by which the Guarantors or their property may be bound; (3) result in the creation of any lien, charge or encumbrance upon any of Guarantors' property or assets (other than as provided in the Loan Documents); (4) violate the Guarantors' Articles of Incorporation; (5) require (x) any consent of any other person (including, without limitation, shareholders of any affiliate of Guarantors) or (y) any consent, license, permit, authorization or other approval of, any giving of notice to, any exemption by, any registration, declaration or filing (other than the routine filing of security documents) with, or any taking of any other action in respect of, any court arbitrator, administrative agency or any non-United States government, the government of the United States, any state of the United States and any political subsidiaries thereof, and any agency, department, commission, board or court having jurisdiction over the Borrowers or the Guarantors or their respective assets or property; or (6) result in either of the Guarantors' liabilities exceeding the fair market value of its assets.

          (f) The Guarantors have filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except for taxes being contested in good faith and for which adequate reserves for the payment in accordance with generally accepted accounting principles in the United States have been provided.



          (g) The execution and delivery of this Guaranty to the Agents will benefit directly or indirectly the Guarantors.

          (h) No representation or warranty contained in this Guaranty and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished by or on behalf of Guarantors to the Agents or the Banks contains any untrue statement of material fact.

          (i) There are no pending, or to the best of the Guarantors' knowledge, any threatened actions or proceedings affecting the Guarantors, any of the Guarantors' subsidiaries or any of the Guarantors' property before any court, governmental agency or arbitrator in any country, which may materially adversely affect the financial condition or operations of the Guarantors.

          (j)  Penrod is the sole shareholder of ENSCO Offshore Company.

     SECTION 8. COVENANTS. The Guarantors jointly and severally covenant and agree that, so long as any part of the Obligations shall remain unpaid, they will, unless the Banks shall otherwise consent in writing:

          (a)  Furnish or caused to be furnished to the Agents:

          (i) all of the financial information and reports with respect to the Guarantors required pursuant to the terms of Section 11 of the Credit Agreement as if they were mentioned in such section;

          (ii) as soon as possible and in any event within two (2) Business Days after an officer of the Guarantors has knowledge of the occurrence of each Event of Default, or each event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, which is continuing on the date of such statement, the statement of the chief financial officer or the chief accounting officer of the Guarantor affected by such occurrence setting forth the details of such Event of Default or event and the action which the Guarantors propose to take with respect thereto;

          (iii) on the dates that the quarterly financial reports required pursuant to Section 11.1(a)(ii) and the annual reports required pursuant to Section 11.1(a)(iii) of the Credit Agreement are provided to the Banks, a certificate signed by the chief accounting officer or chief financial officer of each of the Guarantors certifying that (A) the representations and warranties contained in Section 7 of this Guaranty are correct on and as of such date and (B) the Guarantors are in compliance with all of the covenants contained in this Section 8, such certificates showing the relevant computations for such compliance.

          (iv) such other information with respect to the Guarantors as the Agents may reasonably request; and

          (b) Within five (5) Business Days of a written request from the Banks, make available to the Banks such information as the Banks may reasonably request with respect to the business, affairs or condition (financial or otherwise) of the Guarantors, subject to any applicable



confidentiality agreements dealing with such information; provided, however, that the Guarantors will use their best efforts to obtain any necessary consents in order to allow such information to be provided to the Banks, and, within five (5) Business Days following a written request from the Banks, will permit the Banks or their representatives at any reasonable time or times during business hours, to inspect the properties of the Guarantors and to inspect, audit and examine the books or records of the Guarantors and to take extracts therefrom.

          (c) Promptly pay and discharge or cause to be paid and discharged any and all indebtedness, liens (except the types of Liens permitted by Section 12.1 of the Credit Agreement), charges, all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits, or upon any of their properties prior to the date on which penalties accrue thereon, and lawful claims which, if unpaid, might become a lien or charge upon the property of the Guarantors, except such as may in good faith be contested or disputed, provided appropriate reserves are maintained in accordance with GAAP.

          (d) Subject to the proviso in Section 8(g)(i) below, preserve and maintain their corporate existence, their business as presently conducted, and all of the rights, privileges and franchises necessary or desirable in the normal conduct of said business.

          (e)  Keep books of record and account in accordance with GAAP.

          (f) Comply with the financial covenants applicable to the Guarantors contained in Sections 11 and 12 of the Credit Agreement and comply with all applicable laws, regulations and orders except to the extent that failure to comply will not have a material adverse effect.

          (g) Not, (i) consolidate with or merge with any Person, provided, however, that Penrod, Inc. may merge or consolidate with a member of the ENSCO Consolidated Group which is a direct or indirect wholly owned subsidiary of ENSCO if the Pledge and this Guaranty are maintained to the satisfaction of the Agents, or sell (whether in one transaction or in a series of transactions) all or substantially all of their assets to any Person, or (ii) make any change in the address of its principal place of business or its chief executive office, except with thirty (30) Business Days prior written notice to the Banks.

          (h) Not allow ENSCO to issue after the date of this Guaranty any preferred stock that provides for the payment of a total cash dividend in excess of USD 8,000,000 in any one fiscal year of ENSCO and not allow ENSCO to pay any cash dividends on any preferred stock in excess of USD 8,000,000 in any one fiscal year of ENSCO.

          (i) Not permit ENSCO to declare or pay dividends on its common stock to its shareholders for any fiscal year, commencing January 1, 1993, in excess of 50% of its consolidated net income for such fiscal year before non-recurring or extraordinary items; provided, however that consolidated net income available for dividends on which dividends are not declared or paid shall be carried forward to the subsequent year for the purpose of determining consolidated net income in the subsequent year from which dividends may be paid; and provided, further, that no dividends may be declared or paid if an Event of Default has occurred and is continuing.



          (j) Not permit Net Working Capital of the ENSCO Consolidated Group to be less than USD 35,000,000 at any time but in calculating compliance with this covenant the amount of the twelfth and final reduction of the Commitments pursuant to Section 6.2(a) of the Credit Agreement shall not be taken into account.

          (k) Not permit available cash and Cash Equivalents of the ENSCO Consolidated Group to be less than USD 25,000,000 at any time.

          (l) Not permit the sum of the ENSCO Consolidated Group's cash, Cash Equivalents and the undrawn amount of the Commitments to be at any time less than 15% of the sum of the ENSCO Consolidated Group's Total Debts but excluding from the calculation of Total Debts unsecured indebtedness for borrowed money that has no scheduled principal repayments prior to the Maturity Date.

          (m) INTEREST COVERAGE. In the event that the ENSCO Consolidated Group incurs unsecured indebtedness for borrowed money that has no scheduled principal repayments, prior to the Maturity Date, not permit or allow to exist the Guarantor's consolidated Interest Coverage Ratio to be less than 400%. At the time any such indebtedness is incurred, the Interest Coverage Ratio covenant contained in this section must be met and the proforma effect of such new debt will be added to the trailing twelve month interest expense calculation. No adjustment as to operating cash flow will be made when determining compliance with this covenant. The operating cash flow and interest expense associated with all assets financed by any member of the ENSCO Consolidated Group on an unsecured or non-recourse basis shall be included in all calculations to determine compliance with this interest coverage covenant.

          (n) Permit the Total Debts of the ENSCO Consolidated Group at any time to be greater than 40% of the Total Assets of the ENSCO Consolidated Group.

          (o) Not enter into any new line of business unrelated to the oilfield services industry after the date of this Guaranty.

          (p) Subject to the proviso in Section 8(g)(i) above, cause Penrod to remain the sole shareholder of ENSCO Offshore Company.

     SECTION 9. DEFAULT. Upon the occurrence and continuance of any "Event of Default" described in Section 13.1 of the Credit Agreement the Agents may, at their option exercise any or all rights, powers and remedies afforded under the Loan Documents and this Guaranty.

     SECTION 10. THE CREDIT AGREEMENT AND THE NOTES. The Guarantors hereby acknowledge receipt of the Credit Agreement and the Notes in execution form and hereby consent and agree to the Credit Agreement and the Notes and to all the terms and provisions thereof.

     SECTION 11. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by the Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.



     SECTION 12. NOTICES. (a) All notices, requests, consents, demands and other communications provided for or permitted hereunder shall be effective three (3) days after being duly deposited in the mails, certified, return receipt requested, or upon receipt if delivered to Federal Express or similar courier company or transmitted by telefax, addressed to the respective party at the address set forth below.

     BANKS:         Christiania Bank og Kreditkasse,
                         New York Branch
                    11 West 42nd Street, 7th Floor
                    New York, New York  10036
                    Telefax No. (212) 827-4888
                    Attention:  Head of Shipping

                    Den norske Bank AS, New York Branch
                    200 Park Avenue
                    New York, New York  10166
                    Telefax No. (212) 681-3900
                    Attention:  Shipping Group Head

     GUARANTORS:    c/o ENSCO International Incorporated
                    2700 Fountain Place
                    1445 Ross Avenue
                    Dallas, Texas  75202
                    Telefax No. (214) 855-0300
                    Attention:  Chief Financial Officer

          (b) Any of the parties hereto may change its respective address by notice in writing given to the other parties to this Agreement.

     SECTION 13. NO WAIVER; REMEDIES. No failure on the part of the Agents to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 14. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Obligations and payment in full of all other amounts due under this Guaranty, (ii) be binding upon each of the Guarantors, their successors or assigns, as the case may be, and (iii) inure to the benefit of and be enforceable by the Agents and their successors, permitted transferees and permitted assigns, provided, however, that the Guarantors may not transfer the Guaranty or any part thereof without the prior written consent of the Banks.

     SECTION 15.    SURVIVAL.      The   representations,   covenants   and
agreements   herein  set  forth  shall   continue  and  survive  until  the
termination of this Guaranty at which time it shall be returned to the Guarantors.

     SECTION 16. DEFINED TERMS. All terms used in this Guaranty which are not defined herein shall have the meanings given to them in the Credit Agreement.



     SECTION 17. GOVERNING LAW. THIS GUARANTY AND ALL ISSUES ARISING IN CONNECTION WITH THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES.

     SECTION 18. WAIVER OF JURY TRIAL. THE GUARANTORS AND THE BANKS HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT, RELATED TO, OR CONNECTED WITH THIS GUARANTY, ANY OF THE LOAN DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

     SECTION 19.    CONFLICTS.   IN  THE EVENT  OF A  CONFLICT  BETWEEN THE
PROVISIONS OF THIS GUARANTY AND THOSE OF ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, THE CREDIT AGREEMENT, THE PROVISIONS OF THE CREDIT AGREEMENT SHALL CONTROL.

          IN WITNESS WHEREOF, the Guarantors have duly executed and delivered this Guaranty, as of the date first above written.

                         ENSCO INTERNATIONAL INCORPORATED

                         By:  ---------------------------------
                              Name:  __________________________
                              Title:  _________________________

                         PENROD, INC.

                         By:  ---------------------------------
                              Name:  __________________________
                              Title: __________________________


ACCEPTED this ____ day of September, 1995.
CHRISTIANIA BANK OG KREDITKASSE, New York Branch,

By:  ----------------------------------
     Name:  ___________________________
     Title: ___________________________

DEN NORSKE BANK AS, New York Branch,

By:  ----------------------------------
     Name:   _________________________
     Title:  _________________________





                                                              EXHIBIT C TO
                                                      AMENDED AND RESTATED
                                                 CREDIT FACILITY AGREEMENT



                            _____________, 199_



Christiania Bank of Kreditkasse,
  New York Branch, as Administrative Agent
11 West 42nd Street
New York, New York  10036
Attention:  Head of Shipping

                           REQUEST FOR BORROWING

Dear Sirs:

     Pursuant to Section 4.1(c) of the Amended and Restated Credit Facility Agreement dated as of September __, 1995 (the "Credit Agreement") among you as Administrative Agent, the Agents, the Banks named therein and the Borrowers named therein, we hereby irrevocably request that you advance [USD ________________ or Pounds ______________] under Facility ____________
to  _______________________  by  payment  to  account  no.  ___________  at
_______________________  on ________ __, 199_ in  accordance with the terms of the Credit Agreement.

     We hereby request that the Interest Period(s) for the above Advance(s) be for ______________________________.

     If the borrowing fails to take place or is delayed because any of the conditions precedent specified in Section 8 of the Credit Agreement have not been satisfied, the Borrowers hereby jointly and severally agree to indemnify the Banks against any loss incurred as a result of the giving of this Request for Borrowing including without limitation, any loss resulting from actions taken by the Banks to fund the requested Advance but excluding any loss resulting from the gross negligence or willful misconduct of any Bank or Agent; provided however the Banks will attempt to mitigate their losses in such situation. We further agree that a certificate from you as the Agents stating in reasonable detail the amount of, and basis for, any such loss incurred by the Banks shall be conclusive as to such loss, absent manifest error.





     All capitalized terms used in this Request for Borrowing and not defined herein shall have the meanings given to them in the Credit Agreement.

                              Very truly yours,

                              ENSCO OFFSHORE COMPANY

                              By:  ------------------------------
                                   Name:  _______________________
                                   Title: _______________________



                                                              EXHIBIT D TO
                                               AMENDED AND RESTATED CREDIT
                                                        FACILITY AGREEMENT



                    ASSIGNMENT AND ACCEPTANCE AGREEMENT
                    -----------------------------------
                                                            ______, 199__

     Reference is made to the Amended and Restated Credit Facility Agreement dated as of September __, 1995 (as amended through the date hereof, the "Credit Agreement"). [ASSIGNOR] (the "Assignor") and [ASSIGNEE] (the "Assignee") agree as follows:

     1. When capitalized and used herein, terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

     2. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement, the Notes and the other Loan Documents as of the date hereof which represents the percentage interest specified in Item 1 of Annex I to this Assignment and Acceptance Agreement, including, without limitation, such interest in the Assignor's Commitment.

     3. The Assignor (i) represents and warrants that is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement of the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes or any of the other Loan Documents or other documents furnished pursuant thereto or in connection therewith; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the Guarantors or the performance or observance by the Borrowers or the Guarantors of any of their obligations under the Credit Agreement, the Notes, or any of the other Loan Documents or other documents furnished pursuant thereto or in connection therewith.

     4. The Assignee (i) confirms that it has received a copy of the Credit Agreement, the Notes and the other Loan Documents, together with all such other documents and information as it has been deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement; (ii) agrees that it will, independently and without reliance upon the Agents, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agents and the Trustee to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agents and/or the Trustee by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which


by the terms of the Credit Agreement are required to be performed by it as a Bank.

     5. Following the execution of this Assignment and Acceptance Agreement by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Agent in the Register. The effective date of this Assignment and Acceptance Agreement shall be the date of execution and delivery hereof to the Administrative Agent by the Assignor and the Assignee unless otherwise specified on Item 2 of Annex I hereto (the "Effective Date").

     6. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance Agreement, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Agents shall make all payments under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees (if applicable) with respect thereto) to the Assignee.

     8. This Assignment and Acceptance Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              [NAME OF ASSIGNOR],
                              as Assignor

                              By:  --------------------------
                                   Name:  ___________________
                                   Title: ___________________

                              [NAME OF ASSIGNEE]
                              as Assignee

                              By:  --------------------------
                                   Name:  ___________________
                                   Title: ___________________


Accepted:

CHRISTIANIA BANK OG KREDITKASSE,
     NEW YORK BRANCH
as Administrative Agent
By:  --------------------------
     Name:  ___________________
     Title: ___________________



                                  ANNEX I

                   TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

                            DATED ________, 19__


1.   Amounts (as of date of             FACILITY A     FACILITY B
     Assignment and Acceptance          ----------     ----------
     Agreement):

     a.   Total Commitments             $ ________     $ ________

     b.   Assigned Share                   _____%           ____%

     c.   Amount of Assigned Share      $ _______      $ ________

2.   Effective Date                     _____________, 19__

3.   Notice and Payment Instructions:

     ASSIGNOR:

     PAYMENT                       NOTICE
     -------                       ------

     _________________             ____________________________
     _________________             ____________________________
     _________________             ____________________________

     Attention:                    Attention:
     Reference:                    Telephone:
                                   Telecopier:
                                   Reference:

     ASSIGNEE:

     PAYMENT                       NOTICE
     -------                       ------
     _________________             ____________________________
     _________________             ____________________________
     _________________             ____________________________

     Attention:                    Attention:
     Reference:                    Telephone:
                                   Telecopier:
                                   Reference: